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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CLEAN ENERGY FUELS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CLEAN ENERGY FUELS CORP.
4675 MacArthur Court, Suite 800
Newport Beach, California 92660

April 18, 2018

Dear Stockholder,

        You are cordially invited to attend the annual meeting of stockholders ("Annual Meeting") of Clean Energy Fuels Corp. (the "Company," "we," "us" or "our") on Wednesday, May 30, 2018, at 9:00 a.m. Pacific Time. The Annual Meeting will be a virtual meeting conducted via live audio webcast that can be accessed by visiting www.virtualshareholdermeeting.com/CLNE2018. At this website, you will be able to listen to the Annual Meeting live, submit questions for our management, directors and representatives of our independent registered public accounting firm in attendance, and submit your vote while the Annual Meeting is being held.

        The accompanying notice of Annual Meeting and proxy statement include the agenda for the Annual Meeting, explain the matters that will be discussed and voted on at the Annual Meeting and provide certain other information about our Company.

        For the Annual Meeting, we are pleased to take advantage of laws and rules that allow issuers to make use of the Internet in furnishing proxy materials and conducting a meeting of stockholders. As a result, we will furnish the proxy materials for the Annual Meeting to our stockholders on the Internet, and we will host the Annual Meeting virtually on the Internet.

        Your vote is very important. Please vote as promptly as possible. Thank you for supporting our Company.

Sincerely,

MITCHELL W. PRATT Corporate Secretary

CLEAN ENERGY FUELS CORP.
4675 MacArthur Court, Suite 800
Newport Beach, California 92660

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 30, 2018

        The annual meeting of stockholders ("Annual Meeting") of Clean Energy Fuels Corp. (the "Company," "we," "us" or "our") will be held on Wednesday, May 30, 2018, at 9:00 a.m. Pacific Time via live audio webcast that can be accessed by visiting www.virtualshareholdermeeting.com/CLNE2018, for the following purposes:

  1.
  To elect nine directors;

  2.
  To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018;

  3.
  To hold an advisory, non-binding vote to approve executive compensation; and

  4.
  To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

        The foregoing items of business are more fully described in the proxy statement that accompanies this notice.

        The Company's Board of Directors has fixed the close of business on April 10, 2018 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting at our principal executive offices during normal business hours for a period of 10 days before the Annual Meeting.

By order of the Board of Directors,

Dated: April 18, 2018	MITCHELL W. PRATT Corporate Secretary

CLEAN ENERGY FUELS CORP.
4675 MacArthur Court, Suite 800
Newport Beach, California 92660

2018 PROXY STATEMENT

CLEAN ENERGY FUELS CORP.
4675 MacArthur Court, Suite 800
Newport Beach, California 92660

2018 PROXY STATEMENT

GENERAL INFORMATION

        The board of directors ("Board") of Clean Energy Fuels Corp., a Delaware corporation (the "Company," "we," "us" or "our"), is providing this proxy statement ("Proxy Statement") and all other proxy materials to you in connection with the solicitation of proxies for use at our 2018 annual meeting of stockholders ("Annual Meeting"). The Annual Meeting will be held on Wednesday, May 30, 2018, at 9:00 a.m. Pacific Time ("PT") via live audio webcast that can be accessed by visiting www.virtualshareholdermeeting.com/CLNE2018, or any adjournment or postponement thereof, for the purposes stated in this Proxy Statement. Stockholders are being asked to vote at the Annual Meeting on the following three proposals: (1) the election of nine directors to the Board; (2) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018; (3) the approval, on an advisory, non-binding basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission ("SEC"); and (4) such other business as may properly come before the Annual Meeting. This Proxy Statement summarizes the information you need to know in order to vote on these proposals in an informed manner.

Use of the Internet

        Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials for the Annual Meeting, including this Proxy Statement and our annual report for the year ended December 31, 2017, which includes our annual report on Form 10-K for such year ("Annual Report"), on the Internet. Accordingly, on or about April 20, 2018, we are mailing a Notice of Internet Availability of Proxy Materials ("Notice") to all of the Company's stockholders of record and beneficial owners as of the record date for the Annual Meeting. The Notice will include instructions on how you may access the proxy materials for the Annual Meeting at www.proxyvote.com. Stockholders will not receive printed copies of the proxy materials for the Annual Meeting unless they request them, in which case printed copies of the proxy materials and a paper proxy card will be provided at no charge. Any stockholder may request to receive the proxy materials for the Annual Meeting in printed form by mail or electronically by e-mail on an ongoing basis until the one-year anniversary of the date of the Annual Meeting by following the instructions in the Notice. We encourage you to take advantage of the availability of the Company's proxy materials on the Internet in order to lower our printing and delivery costs and help reduce the environmental impact of the Annual Meeting.

        We have elected this year to hold the Annual Meeting virtually via the Internet. Stockholders who choose to attend the Annual Meeting will do so by accessing a live audio webcast of the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/CLNE2018. At this website, stockholders will be able to listen to the Annual Meeting live, submit questions for our management, directors and representatives of our independent registered public accounting firm in attendance, and submit their vote while the Annual Meeting is being held. We believe hosting the Annual Meeting virtually will enable increased stockholder attendance from locations around the world and will encourage more active stockholder engagement and participation at the Annual Meeting. Please see "Attending the Annual Meeting" below for more information.

Record Date and Outstanding Shares

        All stockholders that owned shares of our common stock at the close of business on April 10, 2018, the date which has been fixed by the Board as the record date, are entitled to vote at the Annual Meeting.

        On the record date, 152,514,550 shares of our common stock were outstanding.

Voting Matters

Voting Rights

        Each share of our common stock entitles the owner of the share to one vote on all matters to be voted on at the Annual Meeting.

Quorum Requirement

        We will have the required quorum to conduct the business of the Annual Meeting if holders of a majority of the outstanding shares of our common stock as of the record date are present or represented by proxy at the Annual Meeting. Pursuant to our amended and restated bylaws, shares represented by proxies that reflect abstentions and broker non-votes (discussed under "Effect of Not Providing Voting Instructions; Broker Non-Votes" below) will be counted for purposes of determining the presence of a quorum at the Annual Meeting.

Effect of Not Providing Voting Instructions; Broker Non-Votes

        Stockholders of Record.    You are a "stockholder of record" if your shares are registered directly in your name with Computershare Trust Company, N.A., our transfer agent. If you were a stockholder of record at the close of business on the record date for the Annual Meeting and you submit a valid proxy that does not provide voting instructions with respect to your shares, all shares represented by your proxy will be voted in accordance with the recommendation of our Board on each proposal to be presented at the Annual Meeting, as described in this Proxy Statement.

        Beneficial Owners of Shares Held in Street Name.    You are a "beneficial owner of shares held in street name" if your shares are not held of record in your name but are held by a broker, bank or other nominee on your behalf as the beneficial owner. If your shares were held in street name at the close of business on the record date for the Annual Meeting, you must provide voting instructions to your broker, bank or other nominee if you want your vote to count on the election of directors (Proposal 1) and the approval, on an advisory, non-binding basis, of the compensation of our named executive officers (Proposal 3). These proposals constitute "non-routine" matters on which a broker, bank or other nominee is not entitled to vote shares held for a beneficial owner without receiving specific voting instructions from the beneficial owner. As a result, if you hold your shares in street name and you do not instruct your broker, bank or other nominee on how to vote on Proposals 1 and 3, then no vote will be cast on these proposals on your behalf and a "broker non-vote" will occur. Your broker, bank or other nominee will, however, have discretion to vote uninstructed shares on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm (Proposal 2), because this proposal constitutes a "routine" matter on which a broker, bank or other nominee is entitled to vote shares held on behalf of a beneficial owner even without receiving specific voting instructions from the beneficial owner. As a result, broker non-votes are not expected to occur in the vote on Proposal 2.

Voting Requirements

        The election of directors (Proposal 1) will be determined by a plurality of the votes cast by shares present or represented by proxy at the Annual Meeting and entitled to vote on the proposal at the

Annual Meeting. This means that the nine nominees who receive the highest number of affirmative votes will be duly elected as directors. As a result, because of the nature of this voting requirement, abstentions and broker non-votes, if any, will have no effect on the outcome of the election of directors.

        The ratification of the appointment of KPMG LLP as our independent registered public accounting firm (Proposal 2) and the approval, on an advisory, non-binding basis, of the compensation of our named executive officers (Proposal 3) must each be approved by the affirmative vote of a majority of the votes cast on the proposal by shares present or represented by proxy at the Annual Meeting and entitled to vote on the proposal at the Annual Meeting. As a result, abstentions, if any, will have no effect on the outcome of the votes on these proposals because abstentions are not considered to be present or entitled to vote with respect to the proposal for which they occur; broker non-votes are not expected to occur on Proposal 2 because, as discussed above, brokers, banks and other nominees will be entitled to vote uninstructed shares held in street name on this proposal; and broker non-votes, if any, will have no effect on the outcome of the vote on Proposal 3 because, pursuant to our amended and restated bylaws, broker non-votes are not considered to be present or entitled to vote with respect to the proposal for which they occur.

        The following is a summary of the voting requirements for each proposal to be voted on at the Annual Meeting:

Proposal	Vote Required	Routine vs. Non-Routine Matter	Effect of Abstentions and Broker Non-Votes
1: Election of Directors	Plurality of Votes Cast	Non-Routine	No effect
2: Ratification of Independent Registered Public Accounting Firm	Majority of Votes Cast	Routine	Abstentions: No effect Broker non-votes: None expected
3: Advisory, Non-Binding Vote on Executive Compensation	Majority of Votes Cast	Non-Routine	No effect

Tabulation of Votes

        The inspector of elections of the Annual Meeting will tabulate the votes of our stockholders at the Annual Meeting. All shares of our common stock represented by proxy at the Annual Meeting will be voted in accordance with the instructions given on the proxy, as long as the proxy is properly submitted and unrevoked and is received by the applicable deadline, all as described under "How to Cast or Revoke Your Vote" below. If the Annual Meeting is adjourned or postponed, properly submitted and unrevoked proxies will remain effective and will be voted at the adjourned or postponed Annual Meeting, and stockholders will retain the right to revoke any such proxy until it is actually voted at the adjourned or postponed Annual Meeting.

Voting Results

        Preliminary results will be announced at the Annual Meeting. Final results will be reported in a current report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting concludes. If the official results are not available at that time, we will provide preliminary voting results in such a Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

How to Cast or Revoke Your Vote

Stockholders of Record

        If you are a stockholder of record entitled to vote at the Annual Meeting, you may vote in any one of the following ways:

  •
  On the Internet.  You may vote on the Internet in one of two ways: (1) you may vote by proxy before the Annual Meeting starts by visiting www.proxyvote.com and following the instructions in the Notice; or (2) you may vote during the Annual Meeting by attending the live audio webcast at www.virtualshareholdermeeting.com/CLNE2018 and following the instructions in the Notice.

  •
  By Telephone.  If you request printed copies of the proxy materials for the Annual Meeting, you may vote by proxy by calling the toll-free number found on the proxy card delivered with these proxy materials.

  •
  By Mail.  If you request printed copies of the proxy materials for the Annual Meeting, you may vote by proxy by completing the proxy card delivered with these proxy materials and mailing it in the envelope provided.

        Votes submitted by proxy on the Internet or by telephone must be received by 11:59 p.m. Eastern Time on Tuesday, May 29, 2018 to be counted. Votes submitted on the Internet during the Annual Meeting by stockholders attending the meeting and votes submitted by mail must be received no later than the close of voting at the Annual Meeting to be counted.

        Once you have submitted your proxy on the Internet or by telephone or mail, you may revoke it at any time before it is voted at the Annual Meeting by taking any one of the following actions:

  •
  Later-Dated Vote.  You may revoke a previously submitted proxy by submitting a later-dated vote on the Internet (either before or during the Annual Meeting), by telephone or by mail.

  •
  Written Notice.  You may revoke a previously submitted proxy by sending or otherwise delivering a written notice of revocation to the attention of our Corporate Secretary at the address of our principal executive offices.

        To be effective, any later-dated vote must be received by the applicable deadline for the voting method used, as described above, and any written notice of revocation must be received no later than the close of voting at the Annual Meeting. Only your latest-dated vote that is received by the deadline applicable to the voting method used will be counted.

Beneficial Owners of Shares Held in Street Name

        If you are a beneficial owner of shares held in street name, you have the right to instruct your broker, bank or other nominee on how to vote your shares at the Annual Meeting. You should do so by following the instructions provided by your broker, bank or other nominee regarding how to vote your shares and how to revoke a previously submitted proxy. The availability of Internet, telephone or other methods to vote your shares by proxy will depend on the voting processes of the broker, bank or other nominee that holds your shares.

Attending the Annual Meeting

        All stockholders that owned our common stock at the close of business on the record date for the Annual Meeting, or their duly appointed proxies, may attend and participate at the Annual Meeting. Even if you plan to attend the Annual Meeting, you are encouraged to vote on the Internet, by telephone or by mail before the Annual Meeting, to ensure that your vote will be counted. Please see "How to Cast and Revoke Your Vote" above for voting instructions.

        To attend and participate in the Annual Meeting, stockholders will need to access the live audio webcast of the meeting. To do so, stockholders of record will need to visit www.virtualshareholdermeeting.com/CLNE2018 and use their 16-digit control number provided in the Notice to log in to this website, and beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares. We encourage stockholders to log in to this website and access the webcast before the Annual Meeting's start time. Further instructions on how to attend, participate in and vote at the Annual Meeting, including how to demonstrate your ownership of our common stock as of the record date, are available at www.proxyvote.com.

        Submitting your proxy before the Annual Meeting will not affect your right to vote at the Annual Meeting if you decide to attend; however, your attendance at the Annual Meeting after having submitted a valid proxy will not in and of itself constitute a revocation of your proxy. In order to do so, you must submit an online vote during the webcast of the Annual Meeting reflecting your new vote.

Solicitation

        This solicitation is made by our Board, and we will bear the entire cost of soliciting proxies, including the costs of preparing, printing, assembling and mailing the Notice, any printed copies of this Proxy Statement, the proxy card, the Annual Report or our other proxy materials that may be requested by stockholders, and any additional information that we may elect to furnish to stockholders. We will provide copies of solicitation materials to brokers, banks and other nominees holding in their names shares of our common stock that are beneficially owned by others for forwarding to the beneficial owners of those shares who have requested printed materials, and we may reimburse persons representing beneficial owners for their costs of forwarding solicitation materials to the beneficial owners. Solicitations will be made primarily through the Notice and the solicitation materials made available on the Internet or via e-mail or in print to those who request copies, but may be supplemented by telephone, mail, e-mail or personal solicitation by our directors, executive officers or other employees. We will pay no additional compensation to these individuals for these activities. In addition, we have not engaged employees for the specific purpose of soliciting proxies or a proxy solicitation firm to assist us in soliciting proxies, but we may elect to engage and pay the cost of such employees or such a proxy solicitation firm at any time.

Separate Copy of Annual Report or Other Proxy Materials

        We have adopted a procedure called "householding," which the SEC has approved. Under this procedure, we are delivering a single copy of the Notice and, if requested, this Proxy Statement and our Annual Report to multiple stockholders who share the same address, unless we have received contrary instructions from a stockholder. This procedure reduces our printing and mailing costs and other fees. Stockholders who participate in householding will continue to be able to request and receive separate proxy cards. Additionally, upon written or oral request, we will deliver promptly a separate copy of the Notice, this Proxy Statement or the Annual Report to any stockholder at a shared address to which we have delivered a single copy of these documents. To receive a separate copy of the Notice, this Proxy Statement or the Annual Report, or to notify us that you wish to receive separate copies of our proxy materials for future annual meetings of our stockholders, write to the attention of Investor Relations at the address of our principal executive offices or call (949) 437-1000. Stockholders who share an address and are receiving multiple copies of our proxy materials may also request to receive a single copy of the Notice, this Proxy Statement and the Annual Report or our proxy materials for future annual meetings of our stockholders by writing or calling us at the address or telephone number provided above.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The two tables below show the beneficial ownership of certain persons with respect to our common stock, our only outstanding class of voting securities. Except as indicated by the footnotes to these tables, we believe, based on the information furnished or otherwise available to us, that the persons and entities named in these tables have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws.

        We have determined beneficial ownership as shown in these tables in accordance with the rules of the SEC. In accordance with these rules, in computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of our common stock subject to (i) stock options held by that person that are currently exercisable or exercisable within 60 days after April 10, 2018, (ii) and restricted stock units ("RSUs") held by that person that are subject to vesting and settlement within 60 days after April 10, 2018. We did not, however, deem these shares outstanding for the purpose of computing the percentage ownership of any other person. We calculated percentage ownership as shown in these tables based on 152,514,550 shares of our common stock outstanding on April 10, 2018. The information in these tables is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in these tables does not constitute an admission of beneficial ownership of the shares.

        The following table shows the amount and percentage of our common stock beneficially owned by each holder of more than 5% of the outstanding shares of our common stock (except for Mr. T. Boone Pickens, one of our founders and a member of our Board, whose beneficial ownership is included in the second table below):

Name and Address of Beneficial Owner	Common Stock Beneficially Owned	Percent of Common Stock Outstanding
The Vanguard Group(1) 100 Vanguard Malvern, PA 19355	8,136,653	5.3%
BlackRock, Inc.(2) 55 East 52nd Street New York, New York 10055	8,402,543	5.5%
Dimensional Fund Advisors LP(3) Building One 6300 Bee Cave Road Austin, Texas 78746	8,692,072	5.7%

(1)
Based on a Schedule 13G/A filed by The Vanguard Group on February 9, 2018 that reflects shares of common stock beneficially owned as of December 31, 2017.

(2)
Based on a Schedule 13G filed by BlackRock, Inc. on February 1, 2018 that reflects shares of common stock beneficially owned as of December 31, 2017.

(3)
Based on a Schedule 13G filed by Dimensional Fund Advisors LP on February 9, 2018 that reflects shares of common stock beneficially owned as of December 31, 2017.

        The following table shows the amount and percentage of our common stock beneficially owned on April 10, 2018 by each of our named executive officers and current and nominated directors and by all of our current executive officers and directors as a group:

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number	%
T. Boone Pickens(1)	13,825,978	9.0%
Andrew J. Littlefair(2)	2,102,736	1.4%
Robert M. Vreeland(3)	266,002	*
Mitchell W. Pratt(4)	986,992	*
Peter J. Grace(5)	303,752	*
Barclay F. Corbus(6)	780,439	*
John S. Herrington(7)	635,224	*
Warren I. Mitchell(8)	419,833	*
Kenneth M. Socha(9)	399,396	*
James C. Miller III(10)	345,107	*
Vincent C. Taormina(11)	442,633	*
James E. O'Connor(12)	252,118	*
Stephen A. Scully(13)	259,118	*
All current executive officers and directors as a group (12 persons)(14)	20,715,576	13.2%

*
Represents less than 1%.

(1)
Beneficial ownership consists of (a) 765,000 shares of common stock subject to stock options currently exercisable or exercisable within 60 days after April 10, 2018, and (b) 13,060,978 shares of outstanding common stock held directly. As of April 10, 2018, all outstanding shares held by Mr. Pickens, representing 9.0% of our issued and outstanding shares of common stock, are pledged as collateral to or held in margin accounts with financial institutions.

(2)
Beneficial ownership consists of (a) 917,490 shares of common stock subject to stock options currently exercisable or exercisable within 60 days after April 10, 2018, and (b) 1,185,246 shares of outstanding common stock held directly.

(3)
Beneficial ownership consists of (a) 177,290 shares of common stock subject to stock options currently exercisable or exercisable within 60 days after April 10, 2018, and (b) 88,712 shares of outstanding common stock held directly.

(4)
Beneficial ownership consists of (a) 489,078 shares of common stock subject to stock options currently exercisable or exercisable within 60 days after April 10, 2018 and held directly or by the Pratt Family Trust, over which Mr. Pratt possesses voting and investment control, and (b) 497,914 shares of outstanding common stock held directly or by the Pratt Family Trust.

(5)
Beneficial ownership consists of (a) 187,867 shares of common stock subject to stock options currently exercisable or exercisable within 60 days after April 10, 2018, and (b) 115,885 shares of outstanding common stock held directly.

(6)
Beneficial ownership consists of (a) 427,471 shares of common stock subject to stock options currently exercisable or exercisable within 60 days after April 10, 2018, and (b) 352,968 shares of outstanding common stock held directly or by an individual retirement account for the benefit of Mr. Corbus.

(7)
Beneficial ownership consists of (a) 230,615 shares of common stock subject to stock options currently exercisable or exercisable within 60 days after April 10, 2018 and held directly or by the J&L Herrington 2002 Family Trust, over which Mr. Herrington possesses voting and investment control, and (b) 404,609 shares of outstanding common stock held by the J&L Herrington 2002 Family Trust.

(8)
Beneficial ownership consists of (a) 230,615 shares of common stock subject to stock options currently exercisable or exercisable within 60 days after April 10, 2018, and (b) 189,218 shares of outstanding common stock held directly.

(9)
Beneficial ownership consists of (a) 214,638 shares of common stock subject to stock options currently exercisable or exercisable within 60 days after April 10, 2018, (b) 30 shares of outstanding common stock held in a Uniform Transfers to Minors Act account for which Mr. Socha is the custodian and over which Mr. Socha possesses voting and investment control, and (c) 184,728 shares of outstanding common stock held directly.

(10)
Beneficial ownership consists of (a) 215,106 shares of common stock subject to stock options currently exercisable or exercisable within 60 days after April 10, 2018, and (b) 130,001 shares of outstanding common stock held directly or by a trust over which Mr. Miller possesses voting and investment control.

(11)
Beneficial ownership consists of (a) 255,615 shares of common stock subject to options currently exercisable or exercisable within 60 days after April 10, 2018, and (b) 187,018 shares of outstanding common stock held by the Vincent C. Taormina REV Intervivos Trust UAD 5/14/84, over which Mr. Taormina possesses voting and investment control.

(12)
Beneficial ownership consists of (a) 125,000 shares of common stock subject to stock options currently exercisable or exercisable within 60 days after April 10, 2018, and (b) 127,118 shares of outstanding common stock held by the James E. O'Connor Revocable Trust, over which Mr. O'Connor possesses voting and investment control.

(13)
Beneficial ownership consists of (a) 80,000 shares of common stock subject to stock options currently exercisable or exercisable within 60 days after April 10, 2018, and (b) 179,118 shares of outstanding common stock held by the Scully Family Trust, over which Mr. Scully possesses voting and investment control.

(14)
Beneficial ownership consists of (a) 4,127,918 shares of common stock subject to stock options currently exercisable or exercisable within 60 days after April 10, 2018, and (b) 16,587,658 shares of outstanding common stock held directly by our executive officers and directors, by individual retirement accounts for the benefit of a director or executive officer, or by trusts or a Uniform Transfers to Minors Act account over which an executive officer or director possesses voting and investment control.

PROPOSAL 1

ELECTION OF DIRECTORS

        Our Board, acting pursuant to our amended and restated bylaws, has determined that the number of directors constituting the full Board is to be nine. The Board has, upon recommendation of our nominating and corporate governance committee, nominated Andrew J. Littlefair, Warren I. Mitchell, John S. Herrington, James C. Miller III, James E. O'Connor, T. Boone Pickens, Stephen A. Scully, Kenneth M. Socha and Vincent C. Taormina for election as members of the Board. You are being asked to vote on the election of each of these nine director nominees.

        Each of the nominees is currently a director of our Company and was re-elected by our stockholders at our 2017 annual meeting of stockholders. Upon his re-election at the Annual Meeting, each director will serve a one-year term until the next annual meeting of our stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal. During the course of a term, the Board may appoint a new director to fill any vacant seat. In that event, the newly appointed director would complete the term of the director he or she replaced or, if appointed to fill a vacancy caused by an increase to the size of the Board, serve until the next annual meeting of our stockholders. Each of the Board's director nominees has agreed to serve if elected, and we have no reason to believe any nominee will be unable to serve. If any nominee cannot serve, however, then your proxy will be voted for another nominee proposed by the Board or, if no nominee is proposed by the Board, a vacancy will occur.

        We, as a matter of policy, encourage our directors to attend meetings of our stockholders, and in 2017, all of our directors attended our annual meeting.

Director Nominees

        The names of the director nominees, their ages as of January 31, 2018, their current positions and offices with our Company and other information about their backgrounds are shown below. We believe each of these nominees contributes to the Board's effectiveness as a whole based on the wealth of executive leadership experience they bring to the Board, as well as the other specific attributes, qualifications and skills described below. There are no family relationships between any director, executive officer or person nominated or chosen to become a director or executive officer of our Company, and there are no arrangements or understandings between any director or nominee and any other person pursuant to which such individual was or is selected as a director or nominee.

Name of Director Nominee	Age	Position(s) and Office(s)
Andrew J. Littlefair	57	President, Chief Executive Officer and Director
Stephen A. Scully	58	Chairman of the Board
John S. Herrington	78	Director
James C. Miller III	75	Director
Warren I. Mitchell	80	Director
James E. O'Connor	68	Director
T. Boone Pickens	89	Director
Kenneth M. Socha	71	Director
Vincent C. Taormina	62	Director

        Andrew J. Littlefair, one of our founders, has served as our President, Chief Executive Officer and a director since June 2001. From 1996 to 2001, Mr. Littlefair served as President of Pickens Fuel Corp., and from 1987 to 1996, Mr. Littlefair served in various management positions at Mesa, Inc., an energy company. From 1983 to 1987, Mr. Littlefair served in the Reagan Administration as a Staff Assistant to the President. Mr. Littlefair served as Chairman of NGV America, the leading U.S. advocacy group for natural gas vehicles, from March 1993 to March 2011. Mr. Littlefair has served on the board of directors of Hilltop Holdings Inc. (formerly PlainsCapital Corporation), a reporting company under the Securities Exchange Act of 1934, as amended ("Exchange Act"), since 2009. Mr. Littlefair earned a B.A. from the University of Southern California.

        Mr. Littlefair brings to our Board his experience as a co-founder and the Chief Executive Officer of our Company, which gives him unique insight into our Company's operations, challenges and opportunities.

        Stephen A. Scully has served as a director of our Company since January 2014 and was appointed as Chairman of the Board on January 1, 2018. Mr. Scully was founder and President of the Scully Companies, a California-based truck leasing and specialized contract carriage provider. He started the Scully Companies immediately after graduating from the University of Southern California in 1981 and subsequently sold it to Ryder System in January 2011. The Scully Companies was the largest independent asset-based logistics provider in the western United States. Since selling the Scully Companies, Mr. Scully has been a private investor. Additionally, he was the Chairman of the Board of the National Truck Leasing System from 1999 to 2010, a board member of the Truck Rental and Leasing Association from 1990 to 1999, a board member of Ameriquest Transportation and Logistics Resources from 2007 to 2008 and is a former member of the California Trucking Association.

        Mr. Scully brings to our Board the insight of a successful entrepreneur and operator, as well as extensive knowledge of the trucking industry.

        John S. Herrington has served as a director of our Company since November 2005. For over a decade, Mr. Herrington has been a self-employed businessman and attorney-at-law. From 1985 to 1989, Mr. Herrington served as the U.S. Secretary of Energy, and from 1983 to 1985, Mr. Herrington served as Assistant to the President for presidential personnel in the Reagan Administration. From 1981 to 1983, Mr. Herrington served as Deputy Assistant to the President and Assistant Secretary of the U.S. Navy. Mr. Herrington earned an A.B. from Stanford University and a J.D. and an LL.B. from the University of California, Hastings College of the Law.

        Mr. Herrington brings to our Board a profound understanding of energy markets and policy gained during his service as the U.S. Secretary of Energy. Mr. Herrington also contributes the perspective of an entrepreneur, the legal insight of an attorney and the discipline of an officer in the U.S. Marine Corps.

        James C. Miller III has served as a director of our Company since May 2006. Mr. Miller served on the board of governors of the United States Postal Service from April 2003 to December 2011 and as its Chairman from January 2005 to 2008. Mr. Miller served on the board of directors of the Washington Mutual Investors Fund from October 1992 to December 2017, and served on the board of directors of the J.P. Morgan Value Opportunities Fund from December 2001 to January 2014. From 1981 to 1985, Mr. Miller was Chairman of the U.S. Federal Trade Commission in the Reagan Administration, and also served as Director of the U.S. Office of Management and Budget from 1985 to 1988. In 2017, Mr. Miller began serving as a Senior Fellow of the Administrative Conference of the United States, an independent federal agency dedicated to improving the administrative process. Mr. Miller earned a B.B.A. from the University of Georgia and a Ph.D. from the University of Virginia.

        Mr. Miller brings to the Board significant financial expertise and extensive knowledge of regulatory affairs gained during his service on the board of governors of the United States Postal Service, as Chairman of the U.S. Federal Trade Commission and as Director of the U.S. Office of Management and Budget. Mr. Miller also contributes financial acumen and experience dealing with large and financially complex organizations.

        Warren I. Mitchell has served as a director of our Company since May 2005 and was Chairman of the Board from 2005 through 2017. For over 40 years, until his retirement in 2000, Mr. Mitchell worked in various positions at Southern California Gas Company, including as President beginning in

1990 and Chairman beginning in 1996. Mr. Mitchell serves as Chairman of the board of directors of The Energy Coalition, a non-profit organization devoted to education on energy management. Mr. Mitchell earned a B.S. and an M.B.A. from Pepperdine University and completed the Stanford Executive Program.

        Mr. Mitchell brings to our Board extensive knowledge of the natural gas industry, as well as his continued active involvement in the energy industry.

        James E. O'Connor has served as a director of the Company since September 2011. Mr. O'Connor has more than 30 years of experience in the waste industry. He was most recently a senior executive at Republic Services where he served as Chief Executive Officer from December 1998 to January 2011 and as Chairman of the Board from January 2003 to May 2011. From 1972 to 1978 and from 1982 to 1998, Mr. O'Connor served in various positions with Waste Management, Inc., including Senior Vice President from 1997 to 1998, Area President of Waste Management of Florida, Inc. from 1992 to 1997, Senior Vice President of Waste Management—North America from 1991 to 1992 and Vice President—Southeastern Region from 1987 to 1991. Mr. O'Connor is a member of the board of directors of the Canadian National Railway Company, a Canadian company publicly traded on the New York Stock Exchange, and Casella Waste Systems, Inc., a reporting company under the Exchange Act. Mr. O'Connor earned a B.A. from DePaul University.

        Mr. O'Connor brings to our Board substantial executive leadership experience, including his service as Chairman and Chief Executive Officer of a public company, along with extensive knowledge of, and key business contacts in, the refuse industry.

        T. Boone Pickens has served as a director of our Company since June 2001 and founded Pickens Fuel Corp., our predecessor, in 1996. Mr. Pickens served as the Chairman and Chief Executive Officer of BP Capital, L.P., a private investment firm focused on investments in the energy sector, from his founding of the company in 1996 through January 2018, during which time he was active in the management of the BP Capital Equity Fund and BP Capital Commodity Fund, which were privately-held investment funds. From October 2005 to March 2015, Mr. Pickens served on the board of directors of EXCO Resources, Inc., a publicly traded energy company. Mr. Pickens was the founder of Mesa Petroleum Company, an oil and gas company, and served as the Chief Executive Officer and a director of the company and its successors from 1956 to 1996. Mr. Pickens earned a B.S. from Oklahoma State University.

        Mr. Pickens brings to our Board his experience as an energy industry entrepreneur, legendary deal-maker and unparalleled advocate on U.S. energy policy, as well as his knowledge of our Company based on his position as a co-founder.

        Kenneth M. Socha has served as a director of our Company since January 2003. From 1995 until his retirement at the end of 2014, Mr. Socha served as a Senior Managing Director of Perseus, L.L.C., a private equity fund management company. Previously, Mr. Socha practiced corporate and securities law as a partner in the New York office of Dewey Ballantine. Mr. Socha earned an A.B. from the University of Notre Dame and a J.D. from Duke University Law School.

        Mr. Socha brings to our Board legal insight gained during his distinguished legal career and the perspective and financial acumen of a highly successful private equity investor.

        Vincent C. Taormina has served as a director of our Company since April 2008. Mr. Taormina is the former Chief Executive Officer of Taormina Industries, Inc., one of California's largest solid waste and recycling companies. In 1997, Taormina Industries merged with Republic Services, a publicly-held waste handling company that operates throughout the United States. Mr. Taormina served as Regional Vice President of Republic Services from 1997 to 2001, managing the overall operations of eleven western states. Since 2001, Mr. Taormina has served and continues to serve as a consultant to Republic Services and is a private investor. Mr. Taormina is a past President of the Orange County Solid Waste

Management Association, past President Elect of the California Refuse Removal Council and a former board member of the Waste Recyclers Council for the National Solid Waste Management Board.

        Mr. Taormina brings to our Board the perspective of a highly successful entrepreneur and industry leader in the refuse and recycling industry.

OUR BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH DIRECTOR NOMINEE

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        We are asking our stockholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018. KPMG LLP has audited our financial statements annually since 2001. Representatives of KPMG LLP are expected to be present at the Annual Meeting to answer appropriate questions and make a statement if they desire to do so.

        Although our amended and restated bylaws do not require that our stockholders approve the appointment of our independent registered public accounting firm, we are submitting the appointment of KPMG LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders vote against the ratification of the appointment of KPMG LLP, the audit committee of the Board will consider whether to retain the firm. Even if our stockholders ratify the appointment of KPMG LLP, the audit committee of the Board may choose to appoint a different independent registered public accounting firm at any time during the year if the committee determines that such a change would, in its judgment, be in the best interests of our Company and our stockholders.

Independent Registered Public Accounting Firm Fees and Services

        The following table shows the aggregate fees billed to us for services rendered by KPMG LLP during the periods presented:

	Year Ended December 31,
	2016 ($)	2017 ($)
Audit Fees(1)	1,453,247	1,670,307
Audit-Related Fees(2)	—	—
Tax Fees(3)	6,528	—
All Other Fees(4)	—	—

Total	1,459,775	1,670,307

(1)
Audit fees consist of fees billed for professional services rendered for the audit of our annual consolidated financial statements and review of our interim condensed consolidated financial statements included in our quarterly reports, the audit of our internal control over financial reporting, audits of stand-alone financial statements of certain of our subsidiaries, professional services rendered in connection with our filing of various registration statements (such as registration statements on Form S-8 and Form S-3, including related comfort letters) and other services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported as audit fees. KPMG LLP rendered no such services for us in 2016 or 2017.

(3)
Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). In 2016, these services consisted of assistance regarding federal, state and international tax compliance, acquisitions and international tax planning. KPMG rendered no such services for us in 2017.

(4)
All other fees consist of fees billed for products and services other than the services described in notes (1), (2) and (3) above. KPMG LLP rendered no such services for us in 2016 or 2017.

Pre-Approval Policies and Procedures

        Pursuant to our audit committee charter, all audit and permitted non-audit and tax services, as well as the fees and terms of such services, that are provided by our independent registered public accounting firm are pre-approved by the audit committee of the Board. In considering such services for approval, the audit committee considers, among other things, whether the provision of the services is compatible with maintaining the independence of our independent registered public accounting firm.

        All services provided by KPMG LLP in 2016 and 2017 were pre-approved by the audit committee.

OUR BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 PROPOSAL 3

ADVISORY, NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("Dodd-Frank Act") enables our stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC's compensation disclosure rules.

        As described in detail under "Compensation Discussion and Analysis" below, our executive compensation program is designed to attract, retain and motivate talented and dedicated executive officers; to reward individual performance and achievement of key corporate objectives without promoting excessive or unnecessary risk-taking; to align the interests of our executives with those of our stockholders; and to provide compensation that we believe is fair in light of an executive's experience, responsibilities, performance and tenure with our Company and in relation to the compensation provided to other executives of our Company and certain peer companies. Under this program, determinations regarding each named executive officer's compensation are based on, among other factors, the individual's performance and contribution to our strategic plans and other business objectives; the Company's overall performance, in light of business and industry conditions; general industry benchmarks and trends, including the compensation practices of certain peer companies; the level of the individual's responsibility; the seniority of the individual; the individual's long-term commitment to our Company; the available pool of individuals with similar skills; principles of pay equity and relative pay; the role of each compensation component in achieving the objectives of our executive compensation program; and the compensation committee's business judgment and experience. Please read the "Compensation Discussion and Analysis" beginning on page 25 for additional details about our executive compensation program.

        We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. We believe the compensation of our named executive officers is appropriate and serves to both incentivize and retain our highly skilled executive leadership team. Attracting, retaining and motivating key executives is crucial to our success. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to indicate whether they approve of our named executive officers' compensation. This vote is not intended to address any specific component of compensation, but rather relates to the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement in accordance with the SEC's compensation disclosure rules. Accordingly, we ask that our stockholders vote "FOR" the following resolution at the Annual Meeting:

          "RESOLVED, that the Company's stockholders approve, on an advisory, non-binding basis, the compensation of the Company's named executive officers, as disclosed in the Company's Proxy Statement for its 2018 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure included therein."

        This say-on-pay proposal is being provided as required by Section 14A of the Exchange Act, and is advisory and therefore not binding on the Company, the compensation committee or our Board in any way. Our Board and our compensation committee value the opinions of our stockholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders' concerns and the compensation committee will evaluate whether any actions are necessary to address these concerns.

OUR BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC

 CORPORATE GOVERNANCE

Director Independence

        Our Board has determined that Messrs. Mitchell, Herrington, Miller, O'Connor, Scully, Socha and Taormina are independent directors within the meaning of applicable rules of The Nasdaq Stock Market LLC ("Nasdaq").

Board Leadership Structure

        The Board has determined that our current structure of separating the roles of Chairman of the Board and Chief Executive Officer is in the best interests of the Company and our stockholders. Mr. Scully has served as Chairman of the Board since January 2018, and Mr. Littlefair has been the Chief Executive Officer of the Company since June 2001. As Chairman of the Board, Mr. Scully focuses on organizing Board activities to enable the Board to effectively provide guidance to and oversight (including risk oversight) and accountability of management. The Chairman of the Board, among other things, creates and maintains an effective working relationship with the Chief Executive Officer and other members of management and with the other members of the Board, provides the Chief Executive Officer ongoing direction regarding Board needs, interests and opinions, and ensures the Board agenda is appropriately directed toward matters significant to the Company. Separating the roles of Chairman of the Board and Chief Executive Officer allows Mr. Littlefair, as Chief Executive Officer, to focus on managing the day-to-day direction and implementing the long-term strategic goals of the Company.

        The functions of the Board are carried out by the full Board and, when delegated, by the Board's committees. Each director is a full and equal participant in the major strategic and policy decisions of our Company.

Board Committees

        We have established an audit committee, compensation committee, nominating and corporate governance committee, derivative committee and stock option committee. Our Board also creates committees from time to time to approve financing transactions or other significant corporate transactions. Our Board and audit committee generally meet at least quarterly and our other committees meet on an as-needed basis. Each of the Board committees has the composition and responsibilities described below. Copies of the current charters of the audit committee, compensation committee and nominating and corporate governance committee, as adopted by the Board, are accessible on our website at http://investors.cleanenergyfuels.com/corporate-governance.

Audit Committee

        The members of our audit committee are John S. Herrington, James C. Miller III, Stephen A. Scully and Vincent C. Taormina, each of whom our Board has determined satisfies the enhanced independence standards applicable to members of such a committee under Nasdaq and SEC rules. The chair of the audit committee is Mr. Miller. Our Board has determined that Mr. Miller qualifies as an "audit committee financial expert" under the rules of Nasdaq and the SEC, and that each audit committee member has sufficient knowledge in reading and understanding the Company's financial statements to serve on the audit committee. The audit committee held six meetings in 2017.

        We believe the functioning of our audit committee complies with all applicable requirements of the Sarbanes Oxley Act of 2002 and with all applicable Nasdaq and SEC rules. The functions of this committee include:

  •
  Appointing, compensating, retaining and overseeing the work of our independent registered public accounting firm;

  •
  Assessing the independence of our independent registered public accounting firm;

  •
  Discussing our annual audited and quarterly financial statements and the conduct of each audit with management, our internal finance department and our independent registered public accounting firm;

  •
  Establishing procedures for employees to anonymously submit concerns regarding accounting or auditing matters;

  •
  Periodically reviewing with our independent registered public accounting firm and with management our financial reporting processes and internal controls;

  •
  Discussing our policies with respect to risk assessment and risk management; and

  •
  Reviewing, overseeing and approving all related-party transactions (as such term is defined in applicable SEC rules).

Compensation Committee

        The members of our compensation committee are John S. Herrington, Warren I. Mitchell, James E. O'Connor and Kenneth M. Socha, each of whom our Board has determined satisfies the enhanced independence standards applicable to members of such a committee under, and taking into account the factors set forth in, Nasdaq and SEC rules, and also is a non-employee director as defined in Rule 16b-3 under the Exchange Act and an outside director as defined in Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986 ("Code"). The chair of the compensation committee is Mr. Mitchell. The compensation committee may designate one or more subcommittees, each subcommittee to consist of two or more members of the compensation committee, and may generally delegate its authority to any such subcommittee(s), and the compensation committee has delegated certain limited authority to grant equity awards under our equity incentive plans to the stock option committee, as described below. The compensation committee held five meetings in 2017.

        We believe the functioning of our compensation committee complies with all applicable Nasdaq and SEC rules. The functions of this committee include:

  •
  Reviewing and approving all of our compensation plans, policies and programs as they affect our executive officers;

  •
  Administering our equity incentive plans and employee stock purchase plans;

  •
  Retaining and assessing the independence of any compensation consultants or advisors;

  •
  Reviewing and approving the fees and other compensation paid to our directors;

  •
  Monitoring our compliance with the requirements under the Sarbanes-Oxley Act of 2002 relating to loans to directors and officers, and with all other applicable laws affecting employee compensation and benefits; and

  •
  Overseeing our compliance with SEC rules and regulations regarding stockholder approval of certain executive compensation matters.

Nominating and Corporate Governance Committee

        The members of our nominating and corporate governance committee are John S. Herrington, James E. O'Connor, Kenneth M. Socha, and Vincent C. Taormina, each of whom our Board has determined satisfies the independence standards applicable to members of such a committee under Nasdaq and SEC rules. The chair of the nominating and corporate governance committee is Mr. Herrington. The nominating and corporate governance committee held two meetings in 2017.

        We believe the functioning of our nominating and corporate governance committee complies with all applicable Nasdaq and SEC rules. The functions of this committee include:

  •
  Developing and recommending to the Board criteria to be used in screening and evaluating potential director candidates;

  •
  Reviewing, evaluating and recommending to the Board qualified director candidates;

  •
  Establishing and overseeing a policy for considering stockholder nominees for director, and evaluating any such nominees;

  •
  Monitoring and reviewing any issues regarding director independence or involving potential conflicts of interest; and

  •
  Developing and recommending to the Board corporate governance guidelines and a code of ethics, and reviewing and recommending changes to these documents as appropriate.

Derivative Committee

        The members of our derivative committee are Andrew J. Littlefair, James C. Miller III and Warren I. Mitchell. The chair of the derivative committee is Mr. Littlefair. The derivative committee did not meet in 2017. The functions of the derivative committee include formulating and making recommendations to the Board about our derivative strategy and derivative activities, as well as engaging and meeting with advisors as needed to perform these functions.

Stock Option Committee

        The members of our stock option committee are Andrew J. Littlefair and Warren I. Mitchell. The stock option committee did not meet in 2017. The stock option committee may approve grants of stock options and RSUs under the 2016 Performance Incentive Plan ("2016 Plan") to employees of the Company, pursuant to the authority to approve such grants, subject to certain restrictions, delegated by the Board and the compensation committee.

Meetings of the Board

        Our Board held seven meetings in 2017. Each director attended at least 75% of the total number of meetings of the Board and all applicable committees on which he served that were held in 2017. Our directors typically hold at least two executive sessions without management present each year, and held four such executive sessions in 2017.

Board Role in Risk Oversight

        Risk is inherent in every business. We face a number of risks, including business, operational, strategic, competitive, financial, political, legislative, environmental and regulatory risks, as well as risks related to compensation, cybersecurity threats or incidents, capital expenditures, derivative transactions, commodity-based exposures, acquisitions or other strategic transactions and financing and other liquidity matters. In general, our management is responsible for the day-to-day management of the risks we face, while our Board, as a whole and through its committees, is responsible for the oversight of risk management.

        In its risk oversight role, the Board and each of its committees regularly review and discuss, internally and with management, the material risks confronting our business, based on reports prepared and delivered by management that address these risks and other information deemed relevant. The Board also monitors our risk management and corporate governance policies, including the day-to-day risk management processes designed and implemented by management, and generally evaluates how management operates our Company with respect to risk exposures. These risks and risk management policies are also reviewed and analyzed in depth by the Board at an annual strategic planning session with members of senior management. Additionally, the Board considers the risks and vulnerabilities we face when granting authority to management and approving business strategies and particular transactions.

        The Board performs its risk oversight function in part through its committees, which, except for the derivative committee due to Mr. Littlefair's membership on this committee, are comprised solely of independent directors. Each Board committee's risk oversight role is as follows:

  •
  The audit committee oversees management of risks related to our financial reporting and disclosure processes and accounting policies, as well as any related party or conflict-of-interest transactions;

  •
  The compensation committee oversees management of risks related to our compensation practices and policies;

  •
  The nominating and corporate governance committee oversees management of risks related to Board processes and composition, including director independence, and corporate governance matters; and

  •
  The derivative committee oversees management of risks related to the Company's derivative activities, including any significant fixed-price sales contracts and commodity hedging activity.

        We believe our Board's regular review and analysis of our material risks and risk management policies, as well as the role of our Board committees in the Board's performance of its risk oversight function and our Board's leadership structure (which separates the roles of Chairman of the Board and Chief Executive Officer), provide an appropriate level of independent oversight, including risk oversight, of our management.

Code of Ethics

        We have adopted a written code of ethics applicable to our directors, officers and other employees, including our principal executive, financial and accounting officers and controller or persons performing similar functions. This code of ethics establishes written standards for ethical conduct and is designed in accordance with applicable Nasdaq and SEC rules. The nominating and corporate governance committee reviews our code of ethics periodically, and may propose or adopt additions or amendments that it determines are required or appropriate.

        Our code of ethics is accessible on our website at http://investors.cleanenergyfuels.com/corporate-governance. We expect that any amendments to or waivers from certain provisions of our code of ethics applicable to any principal executive, financial or accounting officer or controller or persons performing similar functions will be disclosed on our website to the extent required by applicable Nasdaq or SEC rules.

Corporate Governance Guidelines

        We have adopted written corporate governance guidelines that set forth standards for director qualifications and responsibilities, Board committees, Board leadership structure, director compensation, Chief Executive Officer evaluation and management succession, Board self-evaluations, Board oversight of the Company's strategic planning, and director and officer stock ownership, among other things. The nominating and corporate governance committee reviews our corporate governance guidelines periodically, and may propose or adopt additions or amendments it determines are required or appropriate. Our corporate governance guidelines are accessible on our website at http://investors.cleanenergyfuels.com/corporate-governance.

Director Stock Ownership Guidelines

        We believe it is important to encourage our directors to hold a material amount of our common stock, which links their long-term economic interest directly to that of our stockholders. To achieve this goal, we have established stock ownership guidelines applicable to our directors. These guidelines provide that each non-employee director is required to own shares of our common stock valued at $180,000 or more by the last to occur of December 14, 2019 and five years after the date of a director's initial election to the Board. Stock options are not counted toward satisfaction of these stock ownership requirements. Directors who attain this stock ownership level by the stated deadline will continue to satisfy the stock ownership requirements if the value of their stock holdings declines after such deadline solely due to a decrease in the trading price of our common stock. All of our non-employee directors had satisfied these stock ownership guidelines as of the record date for the Annual Meeting.

        We have also established stock ownership guidelines applicable to certain of our executive officers, which are described under "Compensation Disclosure and Analysis—Executive Stock Ownership Guidelines" below.

Compensation Committee Interlocks and Insider Participation

        Our compensation committee consists of Messrs. Herrington, Mitchell, O'Connor and Socha. No member of our compensation committee is a present or former executive officer or employee of the Company or any of its subsidiaries or has any relationship requiring disclosure under "Certain Relationships and Related Party Transactions" below pursuant to applicable SEC rules. In 2017, no executive officer of our Company served as (1) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee, (2) a director of another entity, one of whose executive officers served on our compensation committee, or (3) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of our Company.

Stockholder Communications with the Board

        We have adopted a formal process by which stockholders and interested parties may communicate with our Board, which is accessible on our website at http://investors.cleanenergyfuels.com/corporate-governance/contact-the-board. This centralized process assists the Board in reviewing and responding to communications from stockholders and other interested parties in an appropriate manner. Communications to the Board must be in writing and either mailed to our Corporate Secretary at the address of our principal executive offices or submitted electronically via our website. The communication can be addressed to one or more individual directors or to the Board as a group, and the name of any specific intended recipient(s) should be noted in the communication. Communications submitted by postal mail may be anonymous. The Corporate Secretary typically reviews all such communications and will forward them to the Board or any identified individual director(s), unless any such communication is deemed to be, in the Corporate Secretary's discretion, unrelated to the duties and responsibilities of the Board or unduly hostile, threatening, illegal or similarly unsuitable for Board consideration.

Director Nominations

        Our Board, as a whole and through our nominating and corporate governance committee, is responsible for identifying, evaluating and recommending nominees to serve as directors of our Company.

Process for Identifying and Evaluating Director Nominees

        Our nominating and corporate governance committee is responsible for identifying individuals qualified to become members of the Board and recommending these candidates to our Board for nomination or appointment. Our nominating and corporate governance committee may utilize a variety of methods to identify potential director candidates. For example, candidates may come to the attention of the nominating and corporate governance committee through current members of the Board, executive officers, professional search firms, stockholders or others. These candidates may be evaluated and considered by our nominating and corporate governance committee at any point during the year, including in connection with each annual meeting of our stockholders. For each such annual meeting, the nominating and corporate governance committee recommends to our Board certain director nominees to stand for election at the annual meeting based on the committee's evaluation of all potential director candidates, and the Board then selects its director nominees based on its determination, relying on the recommendation of and other information provided by the nominating and corporate governance committee as it deems appropriate, of the suitability of all director candidates to serve as directors of our Company.

Qualifications

        Under its charter and our corporate governance guidelines, our nominating and corporate governance committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of potential new Board members as well as the composition of the Board as a whole. This assessment includes an analysis of each member's qualifications as a director and each member's independence, as well as consideration of age and experience in the context of the needs of the Board. Pursuant to our corporate governance guidelines, a majority of our directors must meet the criteria for independence as required by Nasdaq, and no director may serve on more than three other public company boards of directors unless approved in advance by the Board.

        Although we do not have a formal policy with respect to Board diversity, the nominating and corporate governance committee strives to assemble a board of directors that brings to our Company a variety of perspectives, skills and expertise derived from a broad range of business, professional, governmental, community involvement and natural gas and energy industry experience, and it considers individuals from various disciplines and backgrounds in recommending director nominees to the Board. The nominating and corporate governance committee assesses its consideration of diversity in identifying and evaluating director candidates as part of its annual self-evaluation process.

        Other than the foregoing, there are no stated minimum qualifications for director nominees, and the nominating and corporate governance committee may consider these factors and any such other factors as it deems appropriate. The nominating and corporate governance committee does, however, review the activities and associations of each potential director candidate to ensure there is no legal impediment, conflict of interest or other consideration that might hinder or prevent service on our Board. Additionally, the nominating and corporate governance committee recognizes that applicable Nasdaq rules provide that at least one member of our Board must meet the criteria for an "audit committee financial expert" as defined by SEC rules, and that the members of certain of our Board committees must satisfy enhanced independence and financial expertise standards under applicable Nasdaq and SEC rules.

Stockholder Recommendations of Director Candidates

        In accordance with its charter, our nominating and corporate governance committee is responsible for considering and evaluating properly submitted stockholder recommendations of candidates for Board membership. Any such recommendation should be made in writing and delivered or mailed to our Corporate Secretary at the address of our principal executive offices, and should include the name, address and a current resume of the proposed director candidate, a statement describing the candidate's qualifications and consent to serve on our Board if selected as a director nominee, and contact information for personal and professional references. The submission should also include the name and address of the stockholder who is submitting the proposed director candidate, the number of shares of our common stock that are owned of record or beneficially by the submitting stockholder and a description of all arrangements or understandings between the submitting stockholder and the proposed director candidate. We may also request that any proposed director candidate and any stockholder proposing a director candidate furnish us with such other information as may reasonably be required for our nominating and corporate governance committee to determine the eligibility of such proposed director candidate to serve as a director of our Company.

        All properly submitted stockholder recommendations will be aggregated together and with any other director candidates proposed by other sources, for consideration and evaluation by our nominating and corporate governance committee, and will receive the same consideration by our nominating and corporate governance committee as is received by any other director candidate. In evaluating all director candidates, the nominating and corporate governance committee will consider, among other things, the director qualifications set forth in our corporate governance guidelines, as described above. Any stockholder-recommended director candidate that is selected by our nominating and corporate governance committee would be recommended by the committee as a director nominee to the Board, which would then consider and evaluate the candidate in the same manner and based on the same criteria and qualifications as other prospective director candidates. If approved by the Board, the stockholder-recommended candidate would be appointed as a director to a vacant seat on the Board or included in the Board's slate of director nominees to stand for election at our next annual meeting of stockholders.

Stockholder Nominations of Directors

        A stockholder who wishes to nominate a director must comply with all applicable requirements set forth in our amended and restated bylaws. In accordance with these requirements, any stockholder nomination of a director must be made in writing and delivered to or mailed and received by our Corporate Secretary at the address of our principal executive offices within a specified time period before the annual meeting of stockholders at which the director nominee is to be up for election. See "Stockholder Proposals for 2019 Annual Meeting" below for information about these time periods in connection with our 2019 annual meeting of stockholders. Any such recommendation must include the following information:

            (i)  as to each person whom the stockholder proposes to nominate for election or re-election as a director:

    •
    the name, age, business address and residence address of such person;

    •
    the principal occupation or employment of such person;

    •
    the class and number of shares of our capital stock that are beneficially owned by such person;

    •
    a description of all arrangements or understandings between the stockholder and such person and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and

    •
    any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected);

           (ii)  as to the stockholder making the recommendation, the name and address of record of the stockholder, the class and number of shares of the Company's capital stock that are beneficially owned by the stockholder, any material interest of the stockholder in the nomination and any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act in connection with his recommendation of a director candidate; and

          (iii)  as to the stockholder making the recommendation and any Stockholder Associated Person (as defined below) or any member of such stockholder's immediate family sharing the same household, (1) whether and the extent to which any Relevant Hedge Transaction (defined below) has been entered into by or on behalf of any such person, (2) whether and the extent to which any such person has direct or indirect beneficial ownership of any Derivative Instrument (defined below), (3) any rights to dividends on our shares owned beneficially by any such person that are separated or separable from the underlying shares, (4) any proportionate interest in our shares or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any such person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (5) any performance-related fees (other than an asset-based fee) to which any such person is entitled based on any increase or decrease in the value of our shares or Derivative Instruments, if any, as of the date of the recommendation (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), where, for purposes of these requirements, the following terms have the following meanings:

    •
    A "Stockholder Associated Person" of any stockholder is (i) any person controlling or controlled by, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of our stock owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person;

    •
    A "Relevant Hedge Transaction" is any hedging or other transaction or series of transactions, or any other agreement, arrangement or understanding (including, but not limited to, any short position or any borrowing or lending of shares of stock), the effect or intent of which is to mitigate loss or increase profit to or manage the risk or benefit of stock price changes for, or to increase or decrease the voting power of, any person with respect to any share of our stock; and

    •
    A "Derivative Instrument" is any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of our shares, whether or not such instrument or right shall be subject to settlement in the underlying class or series of our capital stock or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of our shares.

        A stockholder who complies in full with all applicable requirements set forth in our amended and restated bylaws will be permitted to present the director nominee(s) at the applicable annual meeting of our stockholders, but will not be entitled to have the nominee included in our proxy materials for the applicable meeting unless an SEC rule requires that we include the director nominee in our proxy materials.

INFORMATION ABOUT EXECUTIVE OFFICERS

        The names of our executive officers, their ages as of January 31, 2018, their current positions and offices with our Company and, for executive officers who are not also a member of our Board, other information about their backgrounds are shown below. We have entered into employment agreements with each of our executive officers, which are described under "Compensation Discussion and Analysis—Employment Agreements" below, that establish, among other things, each executive officer's term of office. There are no arrangements or understandings between any of our executive officers and any other person pursuant to which such individual was or is selected as an officer of our Company.

Name	Age	Position(s) and Office(s)
Andrew J. Littlefair	57	President, Chief Executive Officer and Director
Robert M. Vreeland	56	Chief Financial Officer
Mitchell W. Pratt	58	Chief Operating Officer and Corporate Secretary
Barclay F. Corbus	51	Senior Vice President, Strategic Development

        Robert M. Vreeland has served as our Chief Financial Officer since November 2014. From 2012 to 2014, Mr. Vreeland served as our Vice President, Finance and Accounting. Prior to joining the Company, Mr. Vreeland was a consultant at RV CPA Services, PLLC, a provider of certified public accounting services. From 1997 to 2009, Mr. Vreeland held various finance and accounting positions at Hypercom, an electronic payment and digital transactions service provider, including Interim Chief Financial Officer, Senior Vice President and Corporate Controller, Senior Vice President, Operations, and Vice President of Financial Planning and Analysis. Prior to joining Hypercom, Mr. Vreeland spent 12 years at Coopers & Lybrand, an accounting firm that later merged to become PricewaterhouseCoopers. Mr. Vreeland earned a B.S. from Northern Arizona University and is a certified public accountant.

        Mitchell W. Pratt was appointed Chief Operating Officer in December 2010 and has served as our Corporate Secretary since December 2002. Prior to being appointed as Chief Operating Officer, Mr. Pratt served as our Senior Vice President, Engineering, Operations and Public Affairs, from January 2006 to December 2010. From August 2001 to December 2005, Mr. Pratt served as our Vice President, Business Development & Public Affairs. From 1983 to July 2001, Mr. Pratt held various positions in sales and marketing, operations and public affairs at Southern California Gas Company. Mr. Pratt earned a B.S. from the California State University at Northridge and an M.B.A. from the University of California, Irvine.

        Barclay F. Corbus has served as our Senior Vice President, Strategic Development, since September 2007. From July 2003 to September 2007, Mr. Corbus served as Co-Chief Executive Officer and a director of WR Hambrecht + Co, an investment bank that managed our initial public offering. Mr. Corbus joined WR Hambrecht + Co in 1999 and, from October 2000 to July 2003, Mr. Corbus served as Head of Investment Banking of WR Hambrecht + Co. From 1989 to 1999, Mr. Corbus worked with Donaldson, Lufkin & Jenrette. Mr. Corbus serves as a director of Overstock.com, a publicly traded company, and is a Trustee of the College of the Atlantic. Mr. Corbus earned an A.B. from Dartmouth College and an M.B.A. from Columbia Business School.

 COMPENSATION DISCUSSION AND ANALYSIS

Overview

        This compensation discussion and analysis describes the material features of the compensation awarded to, earned by, or paid to each person who served as our principal executive officer (Andrew J. Littlefair) or principal financial officer (Robert M. Vreeland) in 2017, the most highly compensated executive officers who were serving as executive officers at the end of 2017 and who did not serve as our principal executive officer or principal financial officer (Mitchell W. Pratt, and Barclay F. Corbus) and an individual for whom disclosure would have been provided but for the fact that he was not serving as an executive officer at the end of 2017 (Peter J. Grace, and together with Messrs. Littlefair, Vreeland, Pratt and Corbus, the "named executive officers"). This analysis also discusses our compensation philosophy and objectives, the methodologies used for establishing the compensation programs for the named executive officers, and the policies and practices to administer such programs.

Business Highlights and Challenges

        We are seeking to drive adoption of natural gas as a vehicle fuel by fleet vehicle operators, primarily in the trucking, airport, refuse, public transit, industrial and institutional energy user and government fleet markets. In executing this mission, we have adopted a strategic plan (the "Strategic Plan") that sets meaningful objectives we expect will drive natural gas adoption as a vehicle fuel and expand our business in our key markets, while also conserving our capital and controlling our expenses. In implementing our Strategic Plan and our other business strategies, we have experienced meaningful progress and significant challenges.

        Highlights of our achievements in 2017 included:

  •
  We delivered 351.4 million gasoline gallon equivalents ("GGEs") of CNG, liquefied natural gas ("LNG") and renewable natural gas ("RNG"); in 2016 and 2015, we delivered 329.0 million GGEs and 308.5 million GGEs of CNG, LNG and RNG, respectively.

  •
  We delivered 78.5 million GGEs of our Redeem™ RNG vehicle fuel, compared to 60.0 million GGEs delivered in 2016 and 50.1 million GGEs delivered in 2015. We believe we were the first company to commercially distribute fuel made from waste with the launch of Redeem, 100% of our CNG and LNG sold as vehicle fuel in California is Redeem, and we have expanded sales of Redeem to other states including Texas and Oregon. We believe Redeem is the cleanest transportation fuel available in the market today.

  •
  We reduced our convertible debt by $25.0 million.

  •
  We sold the assets related to our RNG production business to BP Products North America ("BP") for $155.5 million in cash, plus up to an additional $25.0 million in cash earn-out payments we may receive for achievement of specified performance targets over a five-year period following the sale, and BP's assumption of $8.8 million of debt related to the transferred assets (we refer to the foregoing as the "BP Transaction"). We recognized a $70.7 million gain related to the BP Transaction.

  •
  We combined our natural gas compressor subsidiary (formerly known as Clean Energy Compression) with the natural gas compressor subsidiary of Landi Renzo S.p.A. (SAFE S.p.A) in a new company known as "SAFE&CEC S.r.l." (we refer to this combination transaction as the "CEC Combination"). Upon the closing of the CEC Combination, we own 49% of SAFE&CEC S.r.l. and LR owns 51% of SAFE&CEC S.r.l.

        Other factors that negatively affected our performance in 2017 included:

  •
  Prices of oil and diesel fuel continued to be low.

  •
  Sales and deployments of natural gas vehicles did not meet our expectations.

  •
  We undertook an evaluation of our operations with the intent of minimizing and eliminating assets we believed were underperforming. As a result of this evaluation, we identified and closed 42 fueling stations where the volume and profitability levels were not expected to be sufficient to support our investment in the fueling station assets. As a result of these station closures, as well as our decision to consolidate our compressor business with a strategic partner in the CEC Combination, we recorded significant asset impairment charges during 2017.

  •
  We reduced our workforce and took other steps to reduce selling, general and administrative costs.

  •
  The cost of natural gas vehicles continued to be higher than comparable diesel and gasoline vehicles, principally due to the cost of the CNG and LNG storage systems.

  •
  Competition increased in the market for vehicle fuels generally, including advances and improvements in non-natural gas vehicle fuels or engines powered by these fuels.

  •
  Support for electric and hydrogen-powered vehicles increased, including among lawmakers, regulators, policymakers, environmental organizations or other powerful groups.

Compensation Consultant

        Our compensation committee has the authority to engage the services of compensation consultants or other experts or advisors as it deems appropriate in fulfilling its responsibilities. Since 2014, the compensation committee has retained Semler Brossy Consulting Group, LLC ("Semler Brossy") from time to time to assist the committee in performing its responsibilities. In the third quarter of 2016, the compensation committee instructed Semler Brossy to complete a full review of the Company's executive and director compensation programs within the context of the competitive market, including comparing the Company's executive and director compensation components and levels with a group of selected peer companies, and the compensation committee utilized and relied on this review and other information provided by Semler Brossy in making certain 2017 compensation decisions as described in this discussion below. Semler Brossy was engaged by and reports solely to the compensation committee, and the compensation committee has the sole authority to approve the terms of the engagement. Semler Brossy did not provide any services to the Company in 2017 and did not provide any services to the Company in 2016 other than the services described above, and neither the compensation committee nor our management engaged any other compensation consultants in 2017. Before engaging Semler Brossy, the compensation committee determined that Semler Brossy was independent after taking into consideration the factors set forth in applicable Nasdaq and SEC rules.

Key 2017 Pay Decisions

        In the third quarter of 2016 and the first quarter of 2017, the compensation committee approved a variety of changes to the Company's executive compensation program for 2017, based in part on information provided by Semler Brossy in connection with its full review of our compensation programs in the third quarter of 2016. Key pay decisions for 2017 included the following:

  •
  The compensation committee determined to maintain the base salaries for our named executive officers at their 2016 levels, except that Mr. Vreeland's base salary was increased for 2017 to be more consistent with base salaries paid to chief financial officers at certain peer companies;

  •
  The performance measures under our 2017 performance-based cash bonus plan were modified to add volume margin;

  •
  Based on the compensation committee's assessment of the Company's performance with respect to the objectives set forth in our 2017 performance-based cash bonus plan, Mr. Littlefair received approximately 66% of his target (or "middle") bonus and our other named executive officers received approximately 65% of their target (or "middle") bonuses for 2017;

  •
  The compensation committee did not award any additional discretionary cash bonuses to our named executive officers for performance in 2017; and

  •
  The compensation committee determined to normalize certain aspects of our equity award practices for our executives, and the compensation committee granted RSUs and stock options to our named executive officers in March 2017 in line with these practices.

Peter J. Grace Retirement

        In September 2017, Peter J. Grace retired from his former position as our Senior Vice President, Sales and Finance. In connection with his retirement, we paid Mr. Grace certain retirement compensation pursuant to the terms of a retirement agreement we entered into with Mr. Grace, as described further below.

Compensation Program Objectives and Philosophy

        Our compensation committee oversees the design and administration of our executive compensation program. The primary objectives of our executive officer compensation program are to attract, retain and motivate talented and dedicated executive officers; to reward individual performance and achievement of key corporate objectives, including the objectives set forth in our Strategic Plan, without promoting excessive or unnecessary risk-taking; to align the interests of our executives with those of our stockholders; and to provide compensation that we believe is fair in light of an executive's experience, responsibilities, performance and tenure with our Company and in relation to the compensation provided to other executives of our Company and certain peer companies.

        To achieve these objectives, we maintain an executive compensation program that includes the following components: base salary, cash bonuses, equity incentives, and change in control and post-termination severance benefits. The compensation committee developed our executive compensation program by drawing on its experience and judgment in establishing programs it believes are appropriately rewarding and responsible for a growth company in a developing industry. The compensation committee reviews and evaluates our executive compensation program, including its objectives and the forms of compensation used to achieve these objectives, on at least an annual basis, and adjusts the program as it deems appropriate and taking into account factors it considers relevant in establishing appropriate compensation for our executives.

Process for Determining Executive Compensation; 2017 Benchmarking

        The compensation committee's general practice is to establish the annual compensation levels for each of our executives in the beginning of each fiscal year, typically in our first quarter in connection with annual performance reviews. Performing this process after the end of the prior year allows the compensation committee to incorporate into its analysis information on the Company's and each individual's performance during the prior year and to conduct an assessment of each executive's overall contributions to the Company. The compensation committee then compiles this information to establish annual base compensation and performance-related targets and to make adjustments to long-term incentives as appropriate.

        In setting 2017 compensation, the compensation committee considered the information provided by Semler Brossy in the third quarter of 2016 in its full review of the Company's compensation programs, which included reviews of compensation practices at a group of selected peer companies and general industry survey data regarding executive compensation practices at companies with a similar market capitalization as our Company at the time of the review.

        Selecting a group of our peer companies can be challenging for many reasons, including primarily our belief that we are the only publicly traded company whose only line of business is to sell natural gas for use as a vehicle fuel. In selecting our peer companies for compensation purposes, our compensation committee generally sought to identify companies that are similar to us across a number of metrics and that, in the compensation committee's view, compete with us for talent. As a result, with the assistance of Semler Brossy and with input from management, our compensation committee developed a group of peer companies in the third quarter of 2016 consisting of stand-alone, publicly traded companies that are of a similar size as us, based on revenue and market capitalization at the time the peer group was developed; have complex structures; and operate in our industry or in another heavily-regulated energy or non-mature industry. For 2017, the compensation committee selected the following companies as our peer companies for compensation purposes, which we refer to collectively as the "Compensation Peer Group."

Aemetis, Inc.	Covanta Holding Corp.	Par Pacific Holdings, Inc.
AeroVironment, Inc.	Enphase Energy, Inc.	Plug Power, Inc.
Bill Barrett Corp.	EXCO Resources, Inc.	Power Solutions International, Inc.
Broadwind Energy, Inc.	FuelCell Energy, Inc.	Renewable Energy Group, Inc.
Callon Petroleum Co.	Green Plains, Inc.	Sanchez Energy Corp.
Chart Industries, Inc.	Halcon Resources Corp.	Stone Energy Corp.
Cheniere Energy, Inc.	Northern Oil & Gas, Inc.	W&T Offshore, Inc.
Clayton Williams Energy, Inc.	Pacific Ethanol, Inc.	Westport Fuel Systems, Inc.

        The compensation committee used data about the Compensation Peer Group, as well as general industry survey data and other information provided by Semler Brossy, to serve as market reference points for certain 2017 executive compensation decisions, including decisions about the level of overall compensation and each compensation component, optimum pay mix and the relative competitive landscape of our executive compensation program. Based in part on this market comparison, the compensation committee approved several improvements to our overall executive compensation program for 2017, which are summarized under "Key 2017 Pay Decisions" above and are described in more detail throughout this Compensation Discussion and Analysis. In general, these improvements sought to more closely align our mix of cash and equity compensation with practices of the Compensation Peer Group and with general industry trends, and to position our executive compensation such that the level of total compensation paid to our named executive officers is near the median of the total compensation paid to similar executives of the Compensation Peer Group. For 2017, the compensation committee targeted the median total compensation of executives of the Compensation Peer Group as a guideline market reference point for benchmarking because it believed this amount would allow us to attract and retain qualified executives who will help us execute our Strategic Plan and further our other corporate goals, manage our cash, equity and other resources and avoid promoting excessive risk-taking.

        Actual compensation for our executives may vary from the guideline market reference point described above at any time and by any degree at the compensation committee's discretion, as we believe benchmarking may not always be the most appropriate tool for setting compensation due to the aspects of our business and objectives that may be unique to us. Additionally, to the extent the compensation committee makes decisions in the future based on market reference points from the Compensation Peer Group, the compensation committee expects it would review and update the Compensation Peer Group and the underlying criteria used to select them as our business and industry evolve over time.

Review of Stockholder Say-on-Pay Votes

        Consistent with the preference of our stockholders, which was expressed at our annual meeting of stockholders held in May 2017, our stockholders have the opportunity to cast an advisory vote on executive compensation, or a "say-on-pay" vote, once every year, and the next such vote will occur at the Annual Meeting. At the Company's annual meeting of stockholders held in 2017, our executive compensation received a favorable advisory vote from 82.7% of the votes cast on the proposal at the meeting (which excludes abstentions and broker non-votes). The compensation committee believed this vote affirmed stockholders' support of our approach to executive compensation, and therefore the compensation committee did not significantly change our compensation policies or practices for 2017 as compared to prior years, but did make certain improvements to the implementation of our compensation objectives without significantly altering our overall policy or approach. The compensation committee will continue to consider the outcome of the Company's say-on-pay votes, as well as direct stockholder input, when making future compensation decisions for our named executive officers and in respect of our compensation program generally.

Assessment of Named Executive Officer Performance

        The compensation committee believes our named executive officers are highly qualified, talented and dedicated to the Company. The following is a summary of the compensation committee's assessment of the performance of each named executive officer in 2017:

Andrew J. Littlefair—President and Chief Executive Officer

        Mr. Littlefair's leadership of the Company resulted in growth in 2017 despite continuing lower oil and diesel prices and the other factors that negatively affected our performance described above. Mr. Littlefair led our efforts to conserve cash resources, limit selling, general and administrative expenses and minimize and eliminate underperforming assets. He also oversaw our RNG business and spearheaded the BP Transaction. Mr. Littlefair worked diligently to promote the transition of shippers, manufacturers and other fleet operators to use natural gas vehicle fuel and to obtain commitments from these organizations to fuel at our stations. In addition, Mr. Littlefair served as our principal spokesperson to convey the Company's message to customers, the finance and investor community, federal, state and local lawmakers and regulators, and the media.

Robert M. Vreeland—Chief Financial Officer

        Since his appointment in the fourth quarter of 2014, Mr. Vreeland has directed our financial operations, including financial and capital plans and policies, accounting practices and procedures, and financial and tax reporting functions. He has also acted as the primary management contact for our audit committee and our independent registered public accounting firm. In 2017, he significantly contributed to the BP Transaction, the CEC Combination and our efforts to conserve cash resources, limit selling, general and administrative expenses and minimize and eliminate underperforming assets.

Mitchell W. Pratt—Chief Operating Officer and Corporate Secretary

        Mr. Pratt directed and managed the Company's operations, engineering, construction, IT and public affairs teams. He also made vital contributions to the planning, engineering, construction, operation and maintenance of our natural gas fueling stations.

Peter J. Grace—Former Senior Vice President, Sales and Finance

        Before his retirement in September 2017, Mr. Grace led our sales team to growth in the amount of GGEs delivered, developed and oversaw the deployment of innovative station finance offerings for our customers, and made key contributions to our relationships with some of our largest customers.

Barclay F. Corbus—Senior Vice President, Strategic Development

        Mr. Corbus oversaw the development of key growth opportunities and financing strategies for the Company. In particular, Mr. Corbus played important roles in the BP Transaction, the CEC Combination, further reducing our debt levels and interacting with the finance and investor community.

Components of Compensation

        Our named executive officers' compensation consists of the following components: base salary, cash bonuses, equity incentives, and change in control and post-termination severance benefits. In addition, we provide our named executive officers with a variety of benefits that are generally available to all of our salaried employees.

        The compensation committee views the various components of compensation as distinct methods of achieving the various objectives of our compensation program and, as a result, it generally does not believe significant compensation derived from one component should negate or reduce compensation from other components. The compensation committee does, however, review and evaluate each executive's total compensation as a whole, and it may make decisions regarding levels of certain compensation components based on this evaluation of overall compensation, including, for instance, determinations regarding target levels under our performance-based cash bonus plan and, for 2017, determinations about equity award levels to align total compensation with the guideline market reference point of our Compensation Peer Group, as described under "Process for Determining Executive Compensation; 2017 Benchmarking" above. The compensation committee also strives to provide an appropriate mix of long-term and short-term, cash and non-cash, and different forms of non-cash compensation; however, the compensation committee has not adopted formal plans or programs that allocate total compensation among these various characteristics.

        In determining the mix and level of compensation components for our named executive officers, Mr. Littlefair typically makes recommendations to our compensation committee regarding appropriate pay. After reviewing Mr. Littlefair's recommendations, our compensation committee makes the final determination regarding compensation mix and levels for each of our named executive officers. Although Mr. Littlefair submits recommendations to the compensation committee regarding his own proposed compensation, which the committee may take under advisement in its discretion, Mr. Littlefair does not participate in the compensation committee's deliberations regarding his own compensation.

        Mr. Littlefair's recommendations, and the compensation committee's decisions, regarding the mix and level of compensation components for each of our named executive officers are based on a number of factors, including, among others, the individual's performance and contribution to our Strategic Plan and other business objectives; the Company's overall performance, in light of business and industry conditions; general industry benchmarks and trends, including the compensation practices of the Compensation Peer Group; the level of the individual's responsibility; the seniority of the individual; the individual's long-term commitment to our Company; the available pool of individuals with similar skills; principles of pay equity and relative pay (we generally believe that executives with comparable experience, levels of responsibility and performance deserve comparable compensation, and that more experienced executives with a greater degree of responsibility and higher performance levels deserve higher levels of compensation on a relative basis); the role of each compensation component in achieving the objectives of our executive compensation program; and the compensation committee's business judgment and experience.

Base Salary

        We provide base salaries to: recognize the experience, skills, knowledge and responsibilities of our named executive officers; reward individual performance and contribution to our overall business goals; and retain our executives. The compensation committee reviews base salaries annually and relies on its judgment and discretion in determining the amount of each named executive officer's base salary. Proposed base salaries are prepared by Mr. Littlefair and recommended to the compensation committee for its consideration and approval.

  2017 and 2018 Base Salaries

        In setting 2017 base salaries for our named executive officers, the compensation committee considered Mr. Littlefair's recommendations; the Company's performance, in light of business and industry conditions; the compensation committee's assessment of each executive's performance, experience, responsibilities, work demands and tenure, as well as the retention risk associated with each executive; the Company's key objectives of conserving cash resources and limiting selling, general and administrative expenses; and the base salary levels for similar executives of the Compensation Peer Group and other information provided by Semler Brossy. Based on these factors, the compensation committee determined to maintain 2017 base salaries for our named executive officers at their 2016 levels, except that Mr. Vreeland's base salary was increased for 2017 to be more consistent with the median base salary paid to chief financial officers of the companies in the Compensation Peer Group.

        In setting 2018 base salaries, the compensation committee considered many of the factors described above in connection with setting 2017 base salaries (although it did not update or review the base salary levels for similar executives of the Compensation Peer Group and the other information previously provided by Semler Brossy). Based on these factors, the compensation committee determined to maintain the 2018 base salaries for our named executive officers at their 2017 levels.

        Base salaries for our named executive officers in 2016, 2017 and 2018 are as follows:

Named Executive Officer	2016 Base Salary ($)	2017 Base Salary ($)		2018 Base Salary ($)
Andrew J. Littlefair	700,812	700,812		700,812
Robert M. Vreeland	350,000	378,000		378,000
Mitchell W. Pratt	481,268	481,268		481,268
Peter J. Grace(1)	450,000	450,000	(1)	—
Barclay F. Corbus	443,415	443,415		443,415

(1)
Mr. Grace earned a pro-rated portion of his 2017 base salary due to his retirement in September 2017.

Cash Bonuses

  2017 Performance-Based Cash Bonus Plan

        Structure.    Our compensation committee believes a performance-based cash incentive program is important to focus our management on, and reward our executives for, achieving key Company objectives on an annual basis, as well as to deliver adequate retention value when combined with our other incentive programs, which may be denominated in equity and/or designed to incentivize performance over a longer term than annually. Each year, our compensation committee approves a performance-based cash bonus plan and pays bonuses after reviewing our performance with respect to the criteria set forth in the plan, subject to the compensation committee's discretion to pay amounts that are higher or lower than the payouts prescribed by the criteria set forth in the plan and subject to each named executive officer's continued service as an executive officer of our Company as of the bonus payment date. The performance criteria for cash bonus awards under the plan for 2017 were designed to incentivize management to make decisions that align our corporate goals with our stockholders' interests, without promoting excessive risk-taking.

        For 2017, the total potential cash bonus award under our performance-based cash bonus plan for each of our named executive officers was based on the following: 33% was based on our adjusted EBITDA, which is a non-GAAP financial measure described below; 25% was based on the volume of GGEs of natural gas we delivered; 22% was based on the achievement (as determined in the compensation committee's sole discretion) of certain specified strategic initiatives; and 20% was based on our volume margin, as defined below. The compensation committee added the volume margin criteria in 2017 to directly incentivize our named executive officers to achieve higher margins for the GGEs of natural gas we deliver. Under the performance-based cash bonus plan, the compensation committee has the discretion to determine and adjust the performance criteria, consider factors and developments it deems relevant and award overall bonuses in the amounts it deems appropriate.

        Pursuant to the performance-based cash bonus plan, if we exceed a performance target, then each named executive officer receives a pro-rata portion of the incremental annual cash bonus amount, up to the next performance target. The financial performance criteria are prepared by our Chief Financial Officer based on our annual budget, and the strategic initiatives are developed by our Chief Executive Officer. The financial performance criteria and strategic initiatives are then presented to our compensation committee for review, comment, adjustment and ultimate approval.

        Under our 2017 performance-based cash bonus plan:

  •
  Mr. Littlefair was eligible to receive 70%, 100% or 150% of the base salary to which he is entitled under his employment agreement (which, for 2017, was 10% higher than the base salary actually paid to Mr. Littlefair, based on his voluntary election to reduce his base salary in February 2015) for our achievement of the base, middle and maximum performance targets, respectively, and we consider achievement of the middle performance targets to be Mr. Littlefair's target bonus amount;

  •
  Each of Messrs. Vreeland, Pratt, Grace and Corbus was eligible to receive 50%, 70% or 100% of his respective base salary for our achievement of the base, middle and maximum performance targets, respectively, and we consider achievement of the middle performance targets to be Messrs. Vreeland's Pratt's, Grace's and Corbus' target bonus amount; and

  •
  Although Mr. Grace was not in continued service as an executive officer of our Company as of the payment date under the 2017 bonus plan, pursuant to the term of the retirement agreement we entered into with Mr. Grace, Mr. Grace was eligible to receive 50%, 70% or 100% of his base salary for our achievement of the base, middle and maximum performance targets, respectively, and we consider achievement of the middle performance targets to be Mr. Grace's target bonus amount.

        Performance Criteria.    For 2017, we defined the volume of GGEs of natural gas we delivered as (1) the volume of GGEs we sell to our customers, plus (2) the volume of GGEs dispensed at facilities we do not own but where we provide operation and maintenance services on a per-gallon or fixed fee basis, plus (3) our proportionate share of the GGEs sold as CNG by our joint venture Mansfield Clean Energy Partners, LLC, plus (4) our proportionate share (as applicable) of the GGEs of RNG produced and sold as pipeline quality natural gas by the RNG production facilities we owned or operated.

        For 2017, we defined volume margin as gross profit margin from the volumes of natural gas we delivered, excluding gross profit margin from certain royalties and from our sales of credits we generate under federal and state programs by selling RNG and conventional natural gas as a vehicle fuel, divided by the volumes of natural gas we delivered (where "gross profit margin" is our volume-related revenue less our volume-related cost of sales).

        For 2017, we defined adjusted EBITDA as net loss attributable to Clean Energy Fuels Corp., determined in conformity with accounting principles generally accepted in the United States of America ("GAAP"), plus or minus income tax expense (benefit), plus or minus interest expense (income), plus depreciation and amortization expense, and plus stock-based compensation expense. The following table shows adjusted EBITDA as we defined it for 2017 and also reconciles this non-GAAP financial measure to the GAAP measure net loss:

Year Ended Dec. 31, 2017
(in thousands)
Net Loss Attributable to Clean Energy Fuels Corp.	$(79,237)
Income Tax Benefit	(1,914)
Interest Expense	17,751
Interest Income	(1,497)
Depreciation and Amortization	56,614
Stock-Based Compensation	8,423

Adjusted EBITDA	$140

        For 2017, our strategic initiatives included opportunistically repurchasing outstanding debt; completing the BP Transaction and the CEC Combination; initiating plans to address the Company's 5.25% convertible notes due in 2018 and 7.5% convertible notes due in 2018; securing reauthorization of the federal alternative fuels excise tax credit; reducing station maintenance costs; rationalizing infrastructure where possible, including closing under-performing stations; and reducing our selling, general and administrative expenses.

        The base, middle and maximum targets for the performance criteria under the bonus plan approved by our compensation committee for 2017, as well as our actual performance for these criteria, are set forth in the following table:

Performance Criteria	Weighting	Base Target	Middle Target	Maximum Target	Actual Performance
Adjusted EBITDA(1)	33%	$18,440	$23,440	$29,000	$140
Volume (in GGEs)(1)	25%	350,000	358,000	370,000	351,400
Volume Margin (per GGE)	20%	$0.20	$0.21	$0.23	$0.20
Strategic Initiatives	22%	—	—	—	—

(1)
Target and actual performance amounts shown in thousands.

        Payouts.    The compensation committee met in February 2018 to review our 2017 actual performance versus the performance criteria and strategic initiative targets described above and to determine what payouts, if any, would be made under the 2017 performance-based cash bonus plan. The compensation committee determined all major strategic initiatives were achieved, and that therefore it was appropriate to provide a payout equal to 100% of the maximum target amount for the strategic initiatives performance criterion. Additionally, because we delivered 100.4% of the base target for GGE volume and achieved 100% of the base target for volume margin, the compensation committee determined it was appropriate to provide a payout equal to 100% of the base target amount for each of these performance criteria. With respect to the adjusted EBITDA performance criterion, we did not achieve the minimum adjusted EBITDA target in 2017 and as a result, the compensation committee determined it was appropriate to provide no payout for the adjusted EBITDA performance criterion.

        As further detailed in the table below, the compensation committee awarded Mr. Littlefair a bonus equal to approximately 60% of his target (or "middle") bonus and awarded the other named executive officers a bonus equal to approximately 61% of their target (or "middle") bonuses for 2017.

Name	Percent of Target Bonus Paid for GGE Volume Performance Criterion	Percent of Target Bonus Paid for Adjusted EBITDA Performance Criterion	Percent of Target Bonus Paid for Volume Margin Performance Criterion	Percent of Target Bonus Paid for Strategic Initiatives Performance Criterion	Percent of Total Target Bonus Paid	Total Payout
Andrew J. Littlefair	75%	—	70%	150%	66%	$512,491
Robert M. Vreeland	76%	—	71%	143%	65%	$171,525
Mitchell W. Pratt	76%	—	71%	143%	65%	$218,384
Peter J. Grace(1)	76%	—	71%	143%	65%	$204,196
Barclay F. Corbus	76%	—	71%	143%	65%	$201,208

(1)
Although Mr. Grace was not in continued service as an executive officer of our Company as of the payment date under the 2017 bonus plan, Mr. Grace was eligible to receive a payout under such plan pursuant to the terms of the retirement agreement we entered into with Mr. Grace.

  2018 Performance-Based Cash Bonus Plan

        In February 2018, our compensation committee approved our 2018 performance-based cash bonus plan. The plan has substantially the same design as our 2017 performance-based cash bonus plan, including the discretion afforded to our compensation committee in determining performance criteria, performance targets and actual payouts. Among other things, the 2018 plan provides that the total potential bonus award for each of our named executive officers under the plan will be based on the following: 33% will be based on our adjusted EBITDA, defined in substantially the same manner as was used for the 2017 plan; 25% will be based on the volume of GGEs of natural gas we deliver, defined in substantially the same manner as was used for the 2017 plan; 22% will be based on the achievement (as determined in the compensation committee's sole discretion) of certain specified strategic initiatives; and 20% will be based on our volume margin, defined in substantially the same manner as was used for the 2017 plan.

  2017 Discretionary Special Cash Bonuses

        Our compensation committee may, in its discretion, award additional special cash bonuses to reward extraordinary efforts or performance by our named executive officers that the compensation committee believes are not otherwise covered by the performance criteria in our performance-based cash bonus plan. The compensation committee did not award any special cash bonuses to any of our named executive officers for performance in 2017.

Equity Incentives

        We believe motivation of long-term performance is achieved through an ownership culture that encourages performance by our named executive officers through the use of stock-based awards. Our equity incentive plans have been established to provide certain of our employees, including our named executive officers, with incentives designed to align these employees' interests with the interests of our stockholders. Our compensation committee believes the use of stock-based awards offers the best approach for achieving this goal. In general, the compensation committee develops its equity award determinations based on its judgments as to whether the equity awards provided to our named executive officers are sufficient to further our ownership culture, appropriately align the interests of our named executive officers with those of our stockholders and retain, motivate and adequately reward our executives on a long-term basis.

        We currently sponsor the 2016 Plan, the Amended and Restated 2006 Equity Incentive Plan ("2006 Plan") and an employee stock purchase plan ("ESPP"). The 2006 Plan became effective upon the closing of our initial public offering. The 2016 Plan, which replaced the 2006 Plan, became effective in May 2016 upon approval by our stockholders, at which time the 2006 Plan became unavailable for new awards. The 2006 Plan and the 2016 Plan are administered by our Board or our compensation committee. For more information about the 2006 Plan, the 2016 Plan and the ESPP, please see "Equity Compensation Plans" below.

        We have historically granted our named executive officers the following three types of equity awards under our equity incentive plans: stock options, RSUs and price-vested units ("Price-Vested Units" or "PVUs"). Stock option awards afford the recipient the option to purchase shares of our common stock at a stated price per share. All stock option awards granted under our equity incentive plans include an exercise price equal to the closing price of our common stock on the applicable grant date, and the grant date is always on or after the date of compensation committee approval. RSUs are full-value awards that represent the contingent right to receive shares of our common stock upon achievement of stated vesting criteria. Stock option and RSU awards granted to our named executive officers typically vest at a rate of 34% on the one-year anniversary of the date of grant and 33% on each subsequent anniversary until fully vested, subject to the named executive officer's continued service for our Company at each vesting date. PVUs are a form of RSU in which the shares subject to the award are earned if and when certain stock price hurdles ("Stock Price Hurdles") are achieved. The shares subject to the PVUs are only earned, or "vest," if the closing price of our common stock equals or exceeds, for 20 consecutive days during the third or fourth year following grant, 135% of the price of our common stock on the grant date.

        In 2017, the compensation committee adopted normalized equity award guidelines for our named executive officers regarding the timing and mix of equity awards (although, as guidelines, these practices remain subject to variance at the compensation committee's discretion). Under these guidelines, our named executive officers receive annual equity awards in our first quarter, typically in connection with annual performance reviews. These annual equity awards include a mix of different types of awards, which may include stock options, RSUs, PVUs or any other type of equity award our compensation committee may approve. The annual equity award levels, the types of awards and the proportion of award types are determined by the compensation committee on an annual basis in its discretion based on a number of factors, including, for instance, the status of our named executive officers' then-outstanding equity awards; market factors and trends; and the goals sought to be achieved with each award. For example, the compensation committee may choose to grant PVUs if a strong stock-price performance incentive is desired because, in its view, PVUs have a robust performance orientation based on the market price of our common stock because the awards are forfeited in full if the Stock Price Hurdle is not achieved within the period specified by the award. As another example, the compensation committee may determine to grant stock option or RSU awards with time-based rather than performance-based vesting in order to provide greater certainty of vesting and value while still incentivizing long-term performance over time, particularly in periods of increased volatility in the Company's stock price due to general market and industry conditions and a resulting decreased likelihood of vesting and/or overall value of other outstanding equity awards. Additionally, in determining award types and proportions, the compensation committee may consider such factors as the greater value of RSUs to executives due to their full-value nature; the ability to utilize fewer shares to achieve similar value with RSUs as compared to stock options; and the treatment of these forms of equity awards under the terms of the 2016 Plan, including the counting of shares subject to RSU awards at 150% and thereby more rapidly depleting the share reserve under this plan. The implementation of these normalized equity award guidelines is intended to provide our executives more stable and predictable incentives by granting them awards on a consistent annual basis, while maintaining an appropriate level of discretion by our compensation committee to vary the mix and levels of awards as our business and industry fluctuate and evolve over time. In addition, by splitting annual equity award grants among a mix of different types of awards, these normalized guidelines are also intended to help reduce the effects of equity awards that may have vesting criteria, exercise prices or other conditions that become unattainable or reduce their value over time, in some cases due to factors that may be outside the Company's control, which can cause the awards to deliver inadequate retention value or fail to achieve their long-term incentive purposes, and which can also lead to a large "overhang" of shares subject to outstanding equity awards that are unlikely to vest, settle or be exercised.

  2017 Annual Equity Awards

        In January 2017, the compensation committee awarded RSUs and stock options to our named executive officers in the amounts set forth in the table below. These awards were granted as annual equity awards under our normalized equity award guidelines for our named executive officers. For 2017, the annual equity award levels were determined using the total compensation levels of executives of the Compensation Peer Group, with the goal of granting equity awards with a value at their grant date that position each named executive officer's total compensation near the median total compensation of similar executives of the Compensation Peer Group. These levels were selected in order to more closely align the total compensation levels for our named executive officers with the similar executives of the Compensation Peer Group and with general industry trends. In addition, for 2017, the mix of RSUs and stock options was determined based on the factors described above, with a target proportion of 60% of the total value of each executive's annual equity awards being granted in the form of RSUs and 40% of the total value of an executive's annual equity awards being granted in the form of stock options.

        These RSUs are subject to the terms and conditions of the 2016 Plan and a Notice of Grant of Restricted Stock Unit and Restricted Stock Unit Agreement, and vest according to the typical three-year vesting schedule described above. These stock options are subject to the terms and conditions of the 2016 Plan and a Notice of Grant of Stock Option and Stock Option Agreement, have an exercise price of $2.83 per share, and vest according to the typical three-year vesting schedule described above.

Named Executive Officer	Number of RSUs	Number of Stock Options
Andrew J. Littlefair	225,231	260,000
Robert M. Vreeland	94,154	109,091
Mitchell W. Pratt	78,462	90,909
Peter J. Grace	55,385	75,936
Barclay F. Corbus	55,385	75,936

  2018 Annual Equity Awards

        In February 2018, the compensation committee awarded RSUs and stock options to our named executive officers in the amounts set forth in the table below. These awards were granted as annual equity awards under our normalized equity award guidelines for our named executive officers.

        These RSUs are subject to the terms and conditions of the 2016 Plan and a Notice of Grant of Restricted Stock Unit and Restricted Stock Unit Agreement, and vest according to the typical three-year vesting schedule described above. These stock options are subject to the terms and conditions of the 2016 Plan and a Notice of Grant of Stock Option and Stock Option Agreement, have an exercise price of $1.37 per share, and vest according to the typical three-year vesting schedule described above.

Named Executive Officer	Number of RSUs	Number of Stock Options
Andrew J. Littlefair	213,750	213,750
Robert M. Vreeland	118,750	95,000
Mitchell W. Pratt	118,750	95,000
Barclay F. Corbus	118,750	95,000

Change in Control and Post-Termination Severance Benefits

        Our employment agreements with our named executive officers, described under "Employment Agreements" below, provide them certain benefits if their employment is terminated, including a termination following a change in control but excluding a termination by the Company for cause or a voluntary termination by the named executive officer without good reason and not following a change in control. The compensation committee believes these benefits are important tools for retaining the services of our named executive officers and helping to align the interests of our named executive officers with those of our stockholders. The details and amounts of these benefits are described below under "Compensation of Executive Officers and Directors—Potential Payments Upon Termination or Change in Control."

        Equity awards granted to our named executive officers before November 2014 accelerate and vest in full upon a change in control. All equity awards granted to our named executive officers after November 2014, however, including the RSUs and stock options awarded to our named executive officers in 2017, are subject to double-trigger vesting upon a change in control. The compensation committee determined to modify the standard vesting provisions of our named executive officers' equity awards from "single-trigger" to "double-trigger" vesting in connection with a change in control because it believes double-trigger vesting more accurately reflects current market practices but still provides appropriate benefits to executives in the event of a termination in connection with a change in control, and is thus in the best interests of our Company and our stockholders. Further, we have not agreed to make any excise tax "gross-up" payments to our executives in connection with a change in control.

BP Transaction: 2017 Special Stock Awards

        In September 2013, our subsidiary that manages our RNG business, Clean Energy Renewables ("Renewables"), established a unit option plan and granted unit option awards thereunder as compensation to certain individuals, including certain of our named executive officers. In March 2017, we completed the sale of substantially all of the assets of Renewables' RNG production business in the BP Transaction, which transaction is thus akin to a sale of this business. As a result, upon the closing of the BP Transaction, each holder of a Renewables unit option award outstanding as of immediately before such closing became entitled, as an equity holder of Renewables, to receive a portion of the cash consideration paid to us for the sale of this business, in an amount determined based on such holder's percentage ownership of Renewables following a cashless "net exercise" of such holder's Renewables unit option awards. In order to achieve increased alignment of the interests of our executives with those of our stockholders, which we believe is best accomplished through an ownership culture and the use of stock-based awards, our compensation committee determined to grant awards of shares of our common stock to certain of the holders of Renewables unit option awards in lieu of the portion of the cash consideration paid to us in the BP Transaction to which such holders became entitled upon the closing the transaction. Accordingly, our compensation committee approved the terms of a surrender agreement entered into with all holders of outstanding Renewables unit option awards, pursuant to which (i) all Renewables unit option awards held by holders who were not members of Renewables' Board of Managers were surrendered and cancelled in full in exchange for, upon the closing of the BP Transaction and our receipt of any future cash earn-out payments in connection therewith, a cash payment in an amount equal to the portion of the cash consideration paid to us to which each such holder was or will be entitled, and (ii) all Renewables unit option awards held by members of Renewables' Board of Managers were surrendered and cancelled in full in exchange for, upon the closing of the BP Transaction and Renewables' receipt of any future cash earn-out payments in connection therewith, awards of a number of shares of our common stock calculated by dividing the amount of the portion of the cash consideration paid to us to which each such holder was or will be entitled, by the closing price of our common stock on the date on which such cash consideration is paid. All such stock awards were or will be granted under the 2016 Plan and fully vested upon grant, and the shares subject to such awards were or will be freely tradable upon issuance subject to applicable securities laws relating to shares held by our affiliates.

        Among the members of Renewables' Board of Managers who held Renewables unit option awards before the closing of the BP Transaction were Messrs. Littlefair, Pratt and Corbus. As a result, upon such closing, each such holder's Renewables unit option awards were surrendered and cancelled in full in exchange for awards of shares of our common stock and rights to receive additional such awards upon any future cash earn-out payment to Renewables in connection with the BP Transaction. The following table presents, for each of Messrs. Littlefair, Pratt and Corbus, (i) the number of Renewables unit option awards held by such person immediately before the closing of the BP Transaction, (ii) the number of shares of our common stock subject to awards granted to such person at the closing of the BP Transaction, and (iii) the maximum approximate dollar value of shares of our common stock to be subject to stock awards that could be granted to such person over the five years following the closing of the BP Transaction if Renewables receives the maximum amount of future cash earn-out payments in connection with the BP Transaction:

Name	Renewables Unit Option Awards (#)	Stock Awards Granted at Closing of BP Transaction (#)	Maximum Dollar Value of Future Stock Awards ($)(1)
Andrew J. Littlefair	12,000	460,536	313,000
Mitchell W. Pratt	9,000	345,402	235,000
Barclay F. Corbus	7,000	268,646	183,000

(1)
Of these amounts, upon our receipt of a cash earn-out payment on February 28, 2018, Messrs. Littlefair, Pratt and Corbus became entitled to receive stock awards with values of $10,905, $8,179 and $6,361, respectively, which stock awards were granted on April 10, 2018 for a number of shares calculated based on the closing price of our common stock on February 28, 2018, resulting in awards for 7,845, 5,884 and 4,576 shares, respectively.

  Peter J. Grace Retirement Compensation

        On September 15, 2017, Peter J. Grace retired from his position as our Senior Vice President, Sales and Finance. In connection with Mr. Grace's retirement, on September 15, 2017, we entered into a retirement agreement with Mr. Grace, pursuant to which, among other things, (a) Mr. Grace's former employment agreement with us was terminated, subject to the survival of certain confidentiality, non-solicitation and other similar provisions, and (b) subject to Mr. Grace's delivery of a release of claims (subject to his statutory rights) and agreement to comply with certain additional non-disparagement, confidentiality and other similar covenants, we agreed (1) to pay to Mr. Grace retirement compensation generally consisting of a cash payment of $675,000, equal to 150% of Mr. Grace's annual base salary as of the effective date of his retirement; a cash payment of $540,000, equal to 150% of Mr. Grace's annual performance bonus for 2016; and a cash payment of $204,196, equal to Mr. Grace's bonus under our 2017 performance-based cash bonus plan as described above; (2) to transfer to Mr. Grace title to the CNG vehicle we had furnished to Mr. Grace during the term of his employment; (3) to accelerate the vesting of all of Mr. Grace's RSUs that were outstanding and unvested as of the effective date of his retirement, covering 94,985 shares of our common stock; (4) to accelerate the vesting of certain of Mr. Grace's stock options that were outstanding and unvested as of the effective date of his retirement, totaling options to purchase up to 187,867 shares of our common stock at exercise prices ranging from $2.83 to $6.33 per share, and extend the post-termination exercise period for these stock options to the original termination date for each such stock option; and (5) to pay to or on behalf of Mr. Grace the expenses for continued coverage under our medical and dental benefit programs for a one-year period after the effective date of his retirement and the amount of any vacation pay accrued and not paid as of the effective date of his retirement.

        The compensation committee determined this amount and type of retirement compensation was appropriate in recognition of Mr. Grace's tenure with the Company, his significant contributions to the development and growth of the Company over this tenure, and his agreement and deliver a release of claims in favor of the Company.

Deductibility of Executive Compensation

        In designing our compensation programs, the compensation committee takes into account the financial impact and tax effects that each element of compensation will or may have on the Company and the executives. Prior to December 22, 2017, when the Tax Cuts and Jobs Act of 2017 ("TCJA") was signed into law, Section 162(m) generally prohibited us from taking a tax deduction in any tax year for compensation paid to certain executive officers that exceeded $1,000,000, unless the compensation is payable only upon the achievement of pre-established, objective performance goals under a plan approved by our stockholders. As a result, we believe the stock option, RSU and PVU awards we have granted to our named executive officers under the 2016 Plan, the 2006 Plan and our other historical equity incentive plans before the impact of the TCJA, including any such awards granted in 2017, have qualified as performance-based compensation under Section 162(m); however, there is no guarantee that such equity awards, or any other performance-based compensation paid to our named executive officers, qualify as such. Under the TCJA, the exception for performance-based compensation under Section 162(m) has been repealed, and the $1,000,000 limit on tax deductions in a tax year generally applies to anyone serving as our chief executive officer or our chief financial officer at any time during a taxable year and our top three other highest-compensated executive officers serving at fiscal year-end. These changes generally apply to taxable years beginning after December 31, 2017, but generally do not apply to remuneration provided pursuant to a binding written contract in effect on November 2, 2017 that is not modified in any material respect after that date. The compensation committee will continue to monitor developments under the TCJA, and will continue to consider steps that might be in our best interests to comply with Section 162(m), including the impact from the TCJA. It is the compensation committee's present intention to seek to structure executive compensation so that it will be deductible to the maximum extent permitted by applicable law, but we reserve the discretion to pay compensation to our executive officers that may not be deductible if we determine that paying such compensation is in the best interests of our Company and our stockholders.

Executive Stock Ownership Guidelines

        We believe it is important to encourage our named executive officers to hold a material amount of our common stock, which links their long-term economic interest directly to that of our stockholders. To achieve this goal, we have established stock ownership guidelines applicable to our named executive officers. These guidelines provide that our Chief Executive Officer is required to own shares of our common stock valued at three times his annual base salary or more, and each of our Chief Financial Officer, Chief Operating Officer, Chief Marketing Officer, Senior Vice President, Strategic Development, and Senior Vice President, Sales and Finance, in each case if any person is appointed in such position, is required to own shares of our common stock valued at one times his annual base salary or more. Such level of ownership must be attained by the last to occur of December 14, 2019 and five years after the date of an executive officer's initial appointment as such. Stock options are not counted toward satisfaction of the stock ownership requirements. Executives who attain the applicable stock ownership level by the stated deadline will continue to satisfy the stock ownership requirements if the value of their stock holdings declines after such deadline solely due to a decrease in the trading price of our common stock. Each of our named executive officers who remained an executive officer of our Company as of the record date for the Annual Meeting satisfied these stock ownership guidelines as of such date.

Hedging and Pledging of Company Securities

        Our policies do not permit any of our executive officers or directors to "hedge" ownership of our securities by engaging in short sales or trading in put options, call options or other derivatives involving our securities. Further, our policies do not permit an executive officer or director to hold our securities in a margin account or pledge our securities as collateral for a loan unless the executive officer or director demonstrates to our satisfaction financial capacity to substitute other assets for Company securities in the event of a failure to meet a margin call or a default on the loan.

        As of the date of this Proxy Statement, Mr. Pickens has pledged all of his outstanding shares of our common stock as collateral to financial institutions. We have disclosed Mr. Pickens' pledging activity in each of our annual reports on Form 10-K, quarterly reports on Form 10-Q and proxy statements on Schedule 14A beginning with our annual report on Form 10-K for the year ended December 31, 2008. The Company periodically evaluates Mr. Pickens' pledging activity, and upon our request Mr. Pickens demonstrates to our satisfaction that he has financial capacity to substitute other assets for the pledged shares. In these periodic evaluations, the Company has also taken into account, among other things, the following: we believe it is in the best interests of our Company and our stockholders for Mr. Pickens to continue to serve on the Board, as he is one of our co-founders and his reputation, contacts, and advocacy for our business and U.S. energy policy create opportunities for the Company that we believe may be otherwise unavailable; Mr. Pickens is under no legal or other obligation, other than our hedging and pledging policies and director stock ownership guidelines, to limit his pledging activity or to hold shares of our common stock valued at more than $180,000; Mr. Pickens' pledging activity is disclosed in the periodic reports we publicly file with the SEC; and none of our significant stockholders (holders of more than 1% of our issued and outstanding shares) with which we have discussed these matters has expressed to us concerns about Mr. Pickens' pledging activity.

Clawback Policy

        In January 2015, the compensation committee adopted a formal clawback policy, regarding recoupment, or a "clawback," of cash compensation in certain circumstances. The purpose of this clawback policy is to help ensure that executives act in the best interests of the Company and our stockholders. The clawback policy requires certain of our officers, including our named executive officers, to repay or return any cash bonus or other incentive cash compensation awarded to or received by such officer(s) in the event we issue a restatement of our financial statements due to material noncompliance with any financial reporting requirements and the restatement was caused by such officer's fraud, intentional misconduct or gross negligence. In each case, the officer(s) would be required to repay or return the compensation awarded to or received by the officer during the 12-month period following the filing of the erroneous financial statement at issue. Pursuant to the clawback policy, in the event of any restatement of our financial statements, the compensation committee would consider a number of different factors and exercise its business judgment in determining appropriate amounts, if any, to recoup. Further, the compensation committee retains the discretion to adjust or recover awards or payments if the relevant performance measures on which they are based are restated or are otherwise adjusted in a manner that would reduce the size of the award or payment. The clawback policy applies to cash compensation awarded to our officers from and after the date of its adoption. Once final rules regarding recoupment policies are released under the Dodd-Frank Act, the compensation committee intends to review the clawback policy and, if necessary, amend the policy to comply with any new requirements.

Employment Agreements

        We entered into employment agreements with each of our named executive officers on December 31, 2015. These employment agreements have the following key terms:

  •
  Each employment agreement has an initial term of three years ending on December 31, 2018, and renewal thereafter for an additional one-year period. The compensation committee selected this three-year term, which is shorter than the five-year term in our named executive officers' former employment agreements with us, because it will afford the committee an opportunity to reconsider and reevaluate the terms of each employment agreement, in light of then-current market practices and the performance of our Company and the applicable named executive officer, sooner rather than later.

  •
  Each named executive officer is entitled to receive an annual base salary of no less than his base salary in 2015, which was the same as each named executive officer's base salary for 2017, except that (1) Mr. Littlefair's 2017 base salary was lower as a result of his voluntary election to reduce his salary by 10% in February 2015, and (2) Mr. Vreeland's 2017 base salary was higher as a result of his salary increase from 2016 to 2017 as described above.

  •
  Each named executive officer is eligible to receive an annual cash bonus of up to a specified percentage of his then-current annual base salary under the terms of our performance-based cash bonus plan in effect for the applicable year.

  •
  Each named executive officer would be entitled to receive certain severance compensation and benefits under certain circumstances upon a termination of the named executive officer's employment with us. The details of this severance are described below under "Compensation of Executive Officers and Directors—Potential Payments Upon Termination or Change in Control." In general, and in comparison to the severance compensation and benefits under our former employment agreements with our named executive officers, the current employment agreements provide for larger severance payments, but condition these payments on a so-called "double-trigger" upon a change in control, rather than a "single-trigger" upon a change in control as was provided in the former employment agreements. The employment agreements also do not include any "gross-up" provision for any excise taxes that may be triggered in connection with a change in control under Sections 280G and 4999 of the Code, and instead include a "best-net" cutback provision where benefits are reduced to avoid triggering any such excise taxes unless the after-tax benefit is greater to the named executive officer without the cutback. The compensation committee determined that these terms are appropriate because they better align our severance and change of control payment practices with current market expectations and the interests of our named executive officers with those of our stockholders, while still providing a level of benefits the compensation committee believes is fair and reasonable and maintaining the retention value of these benefits.

 COMPENSATION COMMITTEE REPORT

        We, the compensation committee of the Board of Clean Energy Fuels Corp., have reviewed and discussed the Compensation Discussion and Analysis (set forth above) with management of the Company, and, based on such review and discussion, have recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee: Warren I. Mitchell, Chairman John S. Herrington James E. O'Connor Kenneth M. Socha

        This compensation committee report shall not be deemed to be "soliciting material," or to be "filed" with the SEC or subject to Regulation 14A or 14C under the Exchange Act, other than as provided by applicable SEC rules, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended ("Securities Act"), or the Exchange Act. This compensation committee report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table summarizes the total compensation awarded to, earned by or paid to each of our named executive officers for 2015, 2016 and 2017:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Andrew J. Littlefair	2017	700,812	637,404	434,200	512,491	22,626	2,307,533
President and Chief	2016	700,812	145,200	55,440	900,960	12,000	1,814,412
Executive Officer	2015	712,792	501,300	558,870	460,719	2,400	2,236,081
Robert M. Vreeland	2017	378,000	266,456	182,182	171,525	12,000	1,010,163
Chief Financial	2016	350,000	108,900	27,720	280,000	12,000	778,620
Officer	2015	332,692	278,560	150,600	142,917	2,330	907,099
Mitchell W. Pratt	2017	481,268	222,047	151,818	218,384	12,000	1,085,517
Chief Operating	2016	481,268	108,900	40,656	385,014	12,000	1,027,838
Officer and Corporate Secretary	2015	481,268	451,100	426,488	196,518	2,400	1,557,774
Peter J. Grace(5)	2017	328,847	160,023	272,007	204,196	1,439,992	2,405,065
Former Senior Vice	2016	450,000	145,200	92,400	360,000	12,000	1,059,600
President, Sales and Finance	2015	360,500	240,400	133,200	270,844	2,400	1,007,344
Barclay F. Corbus	2017	443,415	156,740	126,813	201,208	12,000	940,176
Senior Vice President,	2016	443,415	87,120	46,200	354,732	12,000	943,467
Strategic Development	2015	443,415	360,880	424,100	181,061	1,800	1,411,256

(1)
The amounts shown in this column represent (a) for all named executive officers, the grant date fair value of awards granted in each of the periods calculated in accordance with Financial Accounting Standards Board's Accounting Standards Codification Topic 718, "Share Based Payment" ("FASB ASC 718") (for a discussion regarding the valuation model and assumptions used to calculate the fair value of these awards, see note 12 to the consolidated financial statements included in the Annual Report), and (b) for Mr. Grace in 2017, the aggregate incremental fair value, calculated in accordance with FASB ASC 718, of Mr. Grace's modified option and RSU awards as a result of the acceleration of the vesting of all such awards that were unvested as of the effective date of his retirement and the extension of the post-termination exercise period of all such option awards pursuant to the terms of the retirement agreement we entered into with Mr. Grace, as described under "Compensation Discussion and Analysis—Peter J. Grace Retirement Compensation" above and "Potential Payments Upon Termination or Change in Control—Peter J. Grace" below, equal to $145,193 for option awards and $3,284 for stock awards.

(2)
The amounts shown in this column do not include the grant date fair value of the stock awards granted to certain named executive officers at the closing of the BP Transaction, as described under "Compensation Discussion and Analysis—BP Transaction: 2017 Special Stock Awards" above, because (a) the BP Transaction was a sale of substantially all of the assets of Renewables' RNG production business, and thus is akin to, and treated for compensation purposes as, a sale of this business; (b) each such named executive officer, as an equity holder of Renewables, became entitled to receive a portion of the cash consideration paid to us for the sale of this business upon the closing of the BP Transaction, in an amount determined based on such holder's percentage ownership of Renewables following a cashless "net exercise" of such holder's Renewables unit option awards; (c) the stock awards were granted in lieu of such portion of the cash consideration to which each such named executive officer was entitled; and (d) the grant date fair value of each such stock award calculated in accordance with FASB ASC 718, which is $1,174,367 for

  Mr. Littlefair's stock award, $880,775 for Mr. Pratt's stock award and $685,047 for Mr. Corbus's stock award, is equal to the amount of the cash consideration to which the applicable named executive officer was entitled. As a result, the grant of these stock awards is considered part of the consideration for the sale of Renewables' RNG production business and thus is not treated as compensation awarded to these named executive officers.

(3)
The amounts shown in this column represent (a) for all named executive officers, the cash bonuses paid under our performance-based cash bonus plan, as described under "Compensation Discussion and Analysis—Components of Compensation—Cash Bonuses—2017 Performance-Based Cash Bonus Plan" above, and (b) for Mr. Grace in 2015, certain cash bonuses that Mr. Grace previously received based on the performance and results of our vehicle and station acquisition finance services (beginning in 2016, Mr. Grace was no longer eligible to receive these bonuses).

(4)
The amounts shown in this column represent, (a) for all named executive officers, the Company's matching contributions under its savings plan qualified under Section 401(k) of the Code, (b) for Mr. Littlefair in 2017, $10,626 paid by the Company for vehicle lease payments, and (c) for Mr. Grace in 2017, certain of the retirement compensation pursuant to the terms of the retirement agreement we entered into with Mr. Grace, as described under "Compensation Discussion and Analysis—Peter J. Grace Retirement Compensation" above and "Potential Payments Upon Termination or Change in Control—Peter J. Grace" below.

(5)
On September 15, 2017, Peter J. Grace retired from his position as Senior Vice President, Sales and Finance, and he has not been an executive officer or employee of our Company since that date.

Total Compensation Actually Paid

        Total compensation actually paid to our named executive officers in 2017, 2016 and 2015 is shown in the table below. This table supplements, but is not a substitute for, the Summary Compensation Table that appears on the immediately preceding page of this Proxy Statement.

        The primary difference between this supplemental table and the Summary Compensation Table is the method used to value stock and option awards granted as compensation. SEC rules require that the grant date fair value of all such stock and option awards be reported in the Summary Compensation Table in the year in which such awards are granted. As a result, a portion of the total compensation reported in the Summary Compensation Table relates to stock and option awards that may not have vested and for which the value is therefore uncertain (and which may end up being forfeited and have no value at all). For example, the named executive officers were granted PVUs in 2012 and 2014 that were all forfeited in January 2016 and January 2018, respectively, because the applicable Stock Price Hurdles were not satisfied. See the discussion under "Compensation Discussion and Analysis—Components of Compensation—Equity Incentives" for more information about PVUs.

        In contrast, this supplemental table only includes, for each year:

  •
  the aggregate fair value of stock awards granted as compensation that vested during such year, calculated as described in the table and its footnotes below; and

  •
  the aggregate intrinsic value of option awards granted as compensation that vested during such year, calculated by multiplying the number of shares subject to option awards that vested by the difference (but not less than zero) between the exercise price and the closing price of our common stock on the applicable vesting date, which amount was zero for all named executive officers for all years presented because, although some option awards vested during these years, no such vested option awards had an exercise price that exceeded the closing price of our common stock on the applicable vesting date. As a result, no column for vested option awards is included in the table below.

        In reading this supplemental table, it should also be noted that the named executive officers may never realize the value reported in the table for vested stock awards, since the ultimate value of the stock awards will depend on the value of the issued shares when and if they are sold.

Name	Year	Salary(1) ($)	Other Cash Compensation(2) ($)	Stock Awards Vested(3) ($)	All Other Compensation(4) ($)	Total Compensation Actually Paid ($)
Andrew J. Littlefair	2017	700,812	512,491	112,070	22,626	1,347,999
	2016	700,812	900,960	159,653	12,000	1,773,425
	2015	712,792	460,719	75,176	2,400	1,251,087
Robert M. Vreeland	2017	378,000	171,525	52,620	12,000	614,145
	2016	350,000	280,000	38,658	12,000	680,658
	2015	332,692	142,917	—	2,330	477,939
Mitchell W. Pratt	2017	481,268	218,384	94,530	12,000	806,182
	2016	481,268	385,014	80,818	12,000	959,100
	2015	481,268	196,518	—	2,400	680,186
Peter J. Grace	2017	328,847	204,196	307,995	1,439,992	2,281,030
	2016	450,000	360,000	33,728	12,000	855,728
	2015	360,500	270,844	—	2,400	633,744
Barclay F. Corbus	2017	443,415	201,208	75,624	12,000	732,247
	2016	443,415	354,732	64,654	12,000	874,801
	2015	443,415	181,061	—	1,800	626,276

(1)
The amounts shown in this column equal the amounts reported in the "Salary" column of the Summary Compensation Table.

(2)
The amounts shown in this column equal the amounts reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

(3)
The amounts shown in this column represent the aggregate fair value of all stock awards granted as compensation that vested during the applicable year, including Mr. Grace's RSU awards that vested in full at the date of his retirement pursuant to the terms of the retirement agreement we entered into with Mr. Grace. The fair value of vested stock awards is calculated by multiplying the number of shares vested by the closing price of the Company's common stock on the applicable vesting date. As described in footnote (2) to the Summary Compensation Table above, this column does not include the fair value of the stock awards granted to certain named executive officers at the closing of the BP Transaction because the grant of these stock awards is considered part of the consideration for the sale of Renewables' RNG production business in the BP Transaction and thus is not treated as compensation awarded to these named executive officers.

(4)
The amounts shown in this column equal the amounts reported in the "All Other Compensation" column of the Summary Compensation Table.

Grants of Plan-Based Awards

        The following table summarizes all plan-based awards granted to each of the named executive officers in 2017:

					All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options(3) (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Andrew J. Littlefair	—	545,076	778,680	1,168,020	—	—	—	—
	01/13/2017	—	—	—	225,231	—	—	637,404
	01/13/2017	—	—	—	—	260,000	2.83	434,200
Robert M. Vreeland	—	189,000	264,600	378,000	—	—	—	—
	01/13/2017	—	—	—	94,154	—	—	266,456
	01/13/2017				—	109,091	2.83	182,182
Mitchell W. Pratt	—	240,634	336,888	481,268	—	—	—	—
	01/13/2017	—	—	—	78,462	—	—	222,047
	01/13/2017	—	—	—	—	90,909	2.83	151,818
Peter J. Grace	—	225,000	315,000	450,000	—	—	—	—
	01/13/2017	—	—	—	55,385	—	—	156,740
	01/13/2017	—	—	—	—	75,936	2.83	126,813
Barclay F. Corbus	—	221,708	310,391	443,415	—	—	—	—
	01/13/2017	—	—	—	55,385	—	—	156,740
	01/13/2017	—	—	—	—	75,936	2.83	126,813

(1)
The amounts shown in these columns represent the possible payouts under the 2017 performance-based cash bonus plan based on achievement levels for certain specified Company performance criteria. The actual amounts paid pursuant to the 2017 performance-based cash bonus plan are reported in the Summary Compensation Table in the "Non-Equity Incentive Plan Compensation" column. The 2017 performance-based cash bonus plan is described under "Compensation Discussion and Analysis—Components of Compensation—Cash Bonuses—2017 Performance-Based Cash Bonus Plan" above.

(2)
The amounts shown in this column represent shares subject to RSU awards granted on January 13, 2017 pursuant to our 2016 Plan. Each RSU award vests as follows: 34% of the shares subject to the award vest on the first anniversary of the date of grant and 33% of the shares subject to the award vest on each subsequent anniversary until all shares are fully vested, subject to continuing service by the named executive officer on each vesting date. This column does not reflect the stock awards granted to certain named executive officers at the closing of the BP Transaction because, as described in footnote (2) to the Summary Compensation Table above, the grant of these stock awards is considered part of the consideration for the sale of Renewables' RNG production business in the BP Transaction and thus is not treated as compensation awarded to these named executive officers.

(3)
The amounts shown in this column represent shares subject to option awards granted on January 13, 2017 pursuant to our 2016 Plan. Each option award vests as follows: 34% of the shares subject to the award vest on the first anniversary of the date of grant and 33% of the shares subject to the award vest on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer on each vesting date.

(4)
The amounts shown in this column represent the grant date fair value of awards granted in 2017 calculated in accordance with FASB ASC 718 (for a discussion regarding the valuation model and assumptions used to calculate the fair value of these awards, see note 12 to the consolidated financial statements included in the Annual Report).

Outstanding Equity Awards at Fiscal Year End

        The following table summarizes outstanding equity awards held by our named executive officers at December 31, 2017:

	Option Awards(1)						Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options— Exercisable (#)		Number of Securities Underlying Unexercised Options— Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Andrew J. Littlefair	155,862	(2)	—		5.09	12/9/2018	—		—		—		—
	117,828	(3)	—		6.33	1/1/2019	—		—		—		—
	50,000	(4)	—		14.06	10/8/2019	—		—		—		—
	100,000	(5)	—		13.49	12/1/2020	—		—		—		—
	100,000	(6)	—		14.22	1/3/2021	—		—		—		—
	150,000	(7)	—		13.09	12/12/2022	—		—		—		—
	—		—		—	—	—		—		75,000	(8)	152,520	(19)
	50,250	(10)	24,750	(10)	6.01	2/27/2025	—		—		—		—
	—		—		—	—	16,500	(11)	33,495	(19)	—		—
	64,320	(13)	31,680	(13)	5.02	11/16/2025	—		—		—		—
	—		—		—	—	13,200	(14)	26,796	(19)	—		—
	8,160	(15)	15,840	(15)	3.63	1/5/2026	—		—		—		—
	—		—		—	—	26,400	(16)	53,592	(19)	—		—
	—		260,000	(17)	2.83	1/12/2027					—		—
	—		—		—	—	225,231	(18)	457,219	(19)	—		—
Robert M. Vreeland	75,000	(9)	—		6.51	11/4/2024	—		—		—		—
	16,750	(12)	8,250	(12)	8.66	5/12/2025	—		—		—		—
	32,160	(13)	15,840	(13)	5.02	11/16/2025	—		—		—		—
	—		—		—	—	9,900	(14)	20,097	(19)	—		—
	4,080	(15)	7,920	(15)	3.63	1/5/2026	—		—		—		—
	—		—		—	—	19,800	(16)	40,194	(19)	—		—
	—		109,091	(17)	2.83	1/12/2027					—		—
	—		—		—	—	94,154	(18)	191,133	(19)	—		—
Mitchell W. Pratt	71,274	(2)	—		5.09	12/9/2018	—		—		—		—
	52,935	(3)	—		6.33	1/1/2019	—		—		—		—
	40,000	(4)	—		14.06	10/8/2019	—		—		—		—
	50,000	(5)	—		13.49	12/1/2020	—		—		—		—
	50,000	(6)	—		14.22	1/3/2021	—		—		—		—
	75,000	(7)	—		13.09	12/12/2022	—		—		—		—
	—		—		—	—	—		—		47,500	(8)	96,425	(19)
	40,200	(10)	19,800	(10)	6.01	2/27/2025	—		—		—		—
	—		—		—	—	16,500	(11)	33,495	(19)	—		—
	47,168	(13)	23,232	(13)	5.02	11/16/2025	—		—		—		—
	—		—		—	—	9,900	(14)	20,097	(19)	—		—
	5,984	(15)	11,616	(15)	3.63	1/5/2026	—		—		—		—
	—		—		—	—	19,800	(16)	40,194	(19)	—		—
	—		90,909	(17)	2.83	1/12/2027					—		—
	—		—		—	—	78,462	(18)	159,278	(19)	—		—
Peter J. Grace	18,184	(2)	—		5.09	12/9/2018	—		—		—		—
	13,747	(3)	—		6.33	1/1/2019	—		—		—		—
	40,000	(10)	—		6.01	2/27/2025	—		—		—		—
	40,000	(15)	—		3.63	1/5/2026	—		—		—		—
	75,936	(17)	—		2.83	1/12/2027	—		—		—		—
Barclay F. Corbus	15,008	(2)	—		5.09	12/9/2018	—		—		—		—
	54,645	(3)	—		6.33	1/1/2019	—		—		—		—
	40,000	(4)	—		14.06	10/8/2019	—		—		—		—
	50,000	(5)	—		13.49	12/1/2020	—		—		—		—
	50,000	(6)	—		14.22	1/3/2021	—		—		—		—
	75,000	(7)	—		13.09	12/12/2022	—		—		—		—
	—		—		—	—	—		—		37,500	(8)	76,125	(19)
	33,500	(10)	16,500	(10)	6.01	2/27/2025
	—		—		—	—	13,200	(11)	26,796	(19)	—		—
	53,600	(13)	26,400	(13)	5.02	11/16/2025	—		—		—		—
	—		—		—	—	7,920	(14)	16,078	(19)	—		—
	6,800	(15)	13,200	(15)	3.63	1/5/2026	—		—		—		—
	—		—		—	—	15,840	(16)	32,155	(19)	—		—
	—		75,936	(17)	2.83	1/12/2027					—		—
	—		—		—	—	55,385	(18)	112,432	(19)	—		—

(1)
Except as otherwise noted, all option and RSU awards granted before May 2016 were granted under our 2006 Plan and after May 2016 were granted under our 2016 Plan, and all such awards vest as follows: 34% of the shares subject to the award vest on the first anniversary of the date of grant and 33% of the shares subject to the award vest on each subsequent anniversary until all shares are fully vested, subject to continuing service by the named executive officer on each vesting date. The treatment of these option and RSU awards upon a termination or change of control is described under "Potential Payments Upon Termination or Change in Control" below.

(2)
Represents an option award granted on December 10, 2008.

(3)
Represents an option award granted on January 2, 2009.

(4)
Represents an option award granted on October 9, 2009.

(5)
Represents an option award granted on December 1, 2010.

(6)
Represents an option award granted on January 3, 2011.

(7)
Represents an option award granted on December 12, 2012.

(8)
Represents a PVU award granted under our 2006 Plan on February 2, 2014 (the "2014 PVU Awards"), which will vest if, between February 2, 2016 and February 1, 2018, the closing price of the Company's common stock equals or exceeds $16.11 for 20 consecutive trading days.

(9)
Represents an option award granted on November 4, 2014.

(10)
Represents an option award granted on February 27, 2015.

(11)
Represents an RSU award granted on February 27, 2015.

(12)
Represents an option award granted on May 12, 2015.

(13)
Represents an option award granted on November 16, 2015.

(14)
Represents an RSU award granted on November 16, 2015.

(15)
Represents an option award granted on January 5, 2016.

(16)
Represents an RSU award granted on January 5, 2016.

(17)
Represents an option award granted on January 13, 2017.

(18)
Represents an RSU award granted on January 13, 2017.

(19)
Amount determined by multiplying the unvested stock awards by $2.03, the closing price of our common stock on December 29, 2017.

Option Exercises and Stock Vested

        The following table summarizes exercises of option awards (of which there were none) and vesting of stock awards for each of our named executive officers in 2017:

	Stock Awards
	Number of Shares Acquired on Vesting (#)(1)		Value Realized on Vesting ($)
Andrew J. Littlefair	503,836	(2)	1,286,437	(3)
Robert M. Vreeland	20,100	(4)	52,620	(5)
Mitchell W. Pratt	382,002	(6)	975,305	(7)
Peter J. Grace	121,785	(8)	307,995	(9)
Barclay F. Corbus	297,926	(10)	760,671	(11)

(1)
Amounts include (a) the fully vested stock awards granted to certain named executive officers at the closing of the BP Transaction on March 31, 2017, and (b) for Mr. Grace, the RSU awards that were held by Mr. Grace and unvested as of the date of his retirement and whose vesting was accelerated pursuant to the terms of the retirement agreement we entered into with Mr. Grace.

(2)
Of the shares acquired upon vesting, as of December 31, 2017, (a) no shares had been sold, and (b) 238,493 shares were withheld by the Company to pay the tax withholding obligations that arose upon the vesting of certain stock awards.

(3)
Amount determined by adding (a) 13,600 shares vested on January 5, 2017 multiplied by $3.14, the closing price of our common stock on that date; (b) 16,500 shares vested on February 27, 2017 multiplied by $2.54, the closing price of our common stock on that date; (c) 460,536 shares vested on March 31, 2017 multiplied by $2.55, the closing price of our common stock on that date; and (d) 13,200 shares vested on November 16, 2017 multiplied by $2.08, the closing price of our common stock on that date.

(4)
Of the shares acquired upon vesting, as of December 31, 2017, no shares had been sold.

(5)
Amount determined by adding (a) 10,200 shares vested on January 5, 2017 multiplied by $3.14, the closing price of our common stock on that date; and (b) and 9,900 shares vested on November 16, 2017 multiplied by $2.08, the closing price of our common stock on that date.

(6)
Of the shares acquired upon vesting, as of December 31, 2017, (a) 4,572 had been sold to generate proceeds used to satisfy tax withholding obligations that arose upon the vesting of certain stock awards, and (b) 148,250 shares were withheld by the Company to pay the tax withholding obligations that arose upon the vesting of certain stock awards.

(7)
Amount determined by adding (a) 10,200 shares vested on January 5, 2017 multiplied by $3.14, the closing price of our common stock on that date; (b) 16,500 shares vested on February 27, 2017 multiplied by $2.54, the closing price of our common stock on that date; (c) 345,402 shares vested on March 31, 2017 multiplied by $2.55, the closing price of our common stock on that date; and (d) 9,900 shares vested on November 16, 2017 multiplied by $2.08, the closing price of our common stock on that date.

(8)
Of the shares acquired upon vesting, as of December 31, 2017, 15,000 had been sold to generate proceeds used to satisfy tax withholding obligations that arose upon the vesting of certain stock awards.

(9)
Amount determined by adding (a) 13,600 shares vested on January 5, 2017 multiplied by $3.14, the closing price of our common stock on that date; (b) 13,200 shares vested on February 27, 2017 multiplied by $2.54, the closing price of our common stock on that date; and (c) 94,985 shares vested on September 15, 2017 (pursuant to the terms of Mr. Grace's retirement agreement) multiplied by $2.44, the closing price of our common stock on that date.

(10)
Of the shares acquired upon vesting, as of December 31, 2017, (a) no shares had been sold, and (b) 105,540 shares were withheld by the Company to pay the tax withholding obligations that arose upon the vesting of certain stock awards.

(11)
Amount determined by adding (a) 8,160 shares vested on January 5, 2017 multiplied by $3.14, the closing price of our common stock on that date; (b) 13,200 shares vested on February 27, 2017 multiplied by $2.54, the closing price of our common stock on that date; (c) 268,646 shares vested on March 31, 2017 multiplied by $2.55, the closing price of our common stock on that date; and (d) 7,920 shares vested on November 16, 2017 multiplied by $2.08, the closing price of our common stock on that date.

Employment Agreements

        On December 31, 2015, we entered into an employment agreement with each of our named executive officers. See the description under "Compensation Discussion and Analysis—Employment Agreements" above for more information. In 2017, salary and discretionary cash bonuses, of which there were none, constituted approximately 30%, 37%, 44%, 15% and 47% of the total compensation of Messrs. Littlefair, Vreeland, Pratt, Grace and Corbus, respectively.

Pension Benefits, Non-Qualified Defined Contribution and Other Deferred Compensation Plans

        We do not have any plans that provide for payments or other benefits to our named executive officers at, following or in connection with their retirement. We also do not have any non-qualified defined contribution plans or other deferred compensation plans that provide for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change in Control

        The narrative and tables below describe the amount of compensation to be paid to our named executive officers in the event of a termination of employment or a change in control. The amount of compensation payable to each of our named executive officers upon a voluntary termination, voluntary termination for good reason, involuntary without cause termination, failure by us to renew the named executive officer's employment agreement upon its expiration, for-cause termination, change in control of our Company, termination in connection with a change in control and termination due to disability or death is shown in tabular format. Except as otherwise noted, the amounts shown in these tables assume that each such termination or change in control was effective as of December 31, 2017, and thus are estimates of the amounts that would be paid to our named executive officers upon an actual termination or change in control because actual amounts could only be determined at the time such an actual termination or change in control. The amounts shown in these tables are based on the terms of each named executive officer's employment agreement with us, the terms of agreements relating to each named executive officer's outstanding equity awards, and, for Mr. Grace, the terms of his retirement agreement with us.

Severance Compensation under Employment Agreements and Grace Retirement Agreement

        Pursuant to the terms of the employment agreement for each named executive officer who remained an executive officer of our Company as of December 31, 2017, if we terminate a named executive officer without "cause" (as such term is defined in the employment agreement), if a named executive officer resigns for "good reason" (as such term is defined in the employment agreement) or if we do not renew the employment agreement before expiration of the term or any renewal term, then the named executive officer would be entitled to (1) a lump-sum payment of an amount equal to the sum of (A) his annual base salary earned through the date of termination and any annual cash bonus earned for the prior year to the extent not previously paid, (B) any compensation previously deferred by the named executive officer (together with any accrued interest or earnings thereon), (C) 150% of one year's then-current annual base salary, (D) 150% of his previous year's annual cash bonus actually earned under our performance-based cash bonus plan, and (E) any vacation pay accrued and not paid as of the date of termination; (2) after the end of the calendar year in which the termination occurs, a lump-sum payment of an amount equal to the annual cash bonus that would be payable to the named executive officer under our performance-based cash bonus plan in respect of such year (based on the criteria applicable for that year) without any pro-rating; and (3) continuing participation, at our expense, for a period of one year from the date of termination in the benefit programs in which the named executive officer was enrolled at the time of termination. In addition, if we terminate any such named executive officer's employment without cause or do not renew his employment agreement within six months before or one year after the date of a "change in control" (as such term is defined in the employment agreement), or if a named executive officer resigns for good reason within six months before or one year after the date of the change in control, then the named executive officer would be entitled to the severance benefits described above, except that the lump-sum payment described in (1) above for all named executive officers except Mr. Littlefair would consist of 225% of his then-current annual base salary, 225% of his previous year's annual cash bonus actually earned under our performance-based cash bonus plan, and the amounts described in (A), (B) and (E); and the lump-sum payment described in (1) above for Mr. Littlefair would consist of 300% of his then-current annual base salary, 300% of his previous year's annual cash bonus actually earned under our performance-based cash bonus plan, and the amounts described in (A), (B) and (E). Additionally, if any such named executive officer ceases to be an employee due to death or disability, then the named executive officer would be entitled to the amounts described in (1)(A), (B) and (E) and (2) above, except that the amount described in (2) above would be pro-rated based on the number of weeks during the last fiscal year during which the named executive officer was an employee. Further, if, at any time that our common stock is not listed or quoted on a national securities exchange or an over-the-counter quotation system, the employment of either of Messrs. Littlefair or Pratt is terminated for cause, we would be entitled, at our option, to repurchase all or a portion of our stock owned by him, or the employment of either of these named executive officers is terminated due to death or disability, we would be required to repurchase all of our stock owned by him. In consideration of the receipt of any severance benefits under an employment agreement and as a precondition to their receipt, each such named executive officer would be required to execute and deliver, and not revoke, a release in favor of us in the form attached to the employment agreement. For purposes of the tables below, we have assumed that the amounts described in (1)(A) and (B) above have already been paid to the applicable named executive officer or are $0.

        For purposes of each such named executive officer's employment agreement, (1) "cause" means (A) the named executive officer committing a material act of dishonesty against us, (B) the named executive officer being convicted of a felony involving moral turpitude or (C) the named executive officer committing a material breach of his confidentiality, trade secret, non-solicitation or invention assignment obligations under his employment agreement; (2) "good reason" means the named executive officer resigning from his employment after we (A) have materially diminished the named executive officer's duties, authority, responsibility, annual base salary or annual incentive compensation opportunity, (B) materially breach the employment agreement; (C) change the person to whom the named executive officer reports, or (D) change the location of the named executive officer's principal place of employment; and (3) "change in control" means (A) any "person" (as defined or referred to in Section 3(a)(9) and/or 13(d)(1), et seq. of the Exchange Act and the associated rules of the SEC promulgated thereunder), other than an existing stockholder of the Company as of January 1, 2006, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of our then-outstanding securities, or (B) a merger or consolidation of the Company in which its voting securities immediately before the merger or consolidation do not represent, or are not converted into securities that represent, a majority of the combined voting power of all voting securities of the surviving entity immediately after the merger or consolidation, or (C) a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or a liquidation or dissolution of the Company, or (D) individuals who, as of the date of the employment agreement, constitute the Company's board of directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Company's board of directors; provided that, other than in connection with an actual or threatened proxy contest, any individual who becomes a director subsequent to the date of the employment agreement whose election, or nomination for election by the stockholders of the Company, was approved by the vote of at least a majority of the directors then in office shall be deemed a member of the Incumbent Board.

        Pursuant to the terms of the retirement agreement we entered into with Peter J. Grace, upon Mr. Grace's voluntary retirement, we agreed (1) to pay to Mr. Grace retirement compensation consisting of (a) a cash payment totaling $675,000, equal to 150% of Mr. Grace's annual base salary as of the effective date of his retirement; plus $540,000, equal to 150% of Mr. Grace's annual performance bonus for 2016, on the effective date of his retirement; and (b) a cash payment of $204,196, equal to Mr. Grace's bonus under our 2017 performance-based cash bonus plan, in early 2018 consistent with customary practice for payouts under this bonus plan; (2) to transfer to Mr. Grace title to the CNG vehicle we had furnished to Mr. Grace during the term of his employment on the effective date of his retirement; (3) to pay the expenses of Mr. Grace's continuing participation, for a period of one year from the effective date of his retirement or, if shorter, until Mr. Grace's eligibility for coverage with a subsequent employer, in the medical and dental benefit programs in which Mr. Grace was enrolled at the effective date of his retirement, and (4) to pay to Mr. Grace any vacation pay accrued and not paid as of the effective date of his retirement. In consideration of Mr. Grace's receipt of these and the other retirement benefits described below and as a precondition to their receipt, Mr. Grace was required to execute and deliver, and not revoke, a release in favor of us in the form attached to the retirement agreement and agree to comply with certain non-disparagement, confidentiality and other similar covenants.

Vesting of PVUs

        The terms of the PVUs granted to our named executive officers are subject to the following provisions regarding changes in the employment status of a named executive officer: (i) the PVU award will be forfeited in full if the named executive officer's employment with the Company is terminated for cause (as defined in his employment agreement) or voluntarily by the named executive officer before the fourth anniversary of the PVU's grant date ("Termination Date"); (ii) if the named executive officer's employment is terminated by the Company without cause (as defined in his employment agreement) and the Stock Price Hurdle is subsequently satisfied before the Termination Date, the Time-Vested Percentage (as defined in the PVU award agreement) of the PVUs will vest on the date the Stock Price Hurdle is satisfied; (iii) if the named executive officer ceases to be an employee due to death or disability, the Time-Vested Percentage of the PVUs will immediately vest; and (iv) if the Company experiences a "change in control," as defined in the 2006 Plan or the 2016 Plan, as applicable, before the Termination Date, 100% of the PVUs will vest if the per share consideration received by holders of common stock in connection with such change in control equals or exceeds the Stock Price Hurdle. For purposes of the PVU award agreements, "Time-Vested Percentage" means (1) the quotient of (A) the number of full months that have elapsed from the PVU's grant date up to the date of the holder's termination of service, divided by (B) forty-eight, multiplied by (2) one hundred, provided that the Time-Vested Percentage shall never exceed one hundred.

        As of December 31, 2017, the only outstanding PVUs granted to our named executive officers were the 2014 PVUs. In light of the closing price of our common stock on December 31, 2017, we have assumed for purposes of the tables below that, had a change in control occurred as of such date, the per share consideration received by holders of our common stock in connection with such change in control would not have exceeded the Stock Price Hurdle for the 2014 PVUs, which is $16.11.

Vesting of Option and RSU Awards

        The terms of the option awards granted to our named executive officers provide that all unvested options will be forfeited if the named executive officer's employment with the Company is terminated for any reason, and that all vested options will generally continue to be exercisable for three months after the date of any such termination. The terms of the RSU awards granted to our named executive officers provide that all unvested RSUs will be forfeited if the named executive officer's employment with the Company is terminated by the Company for cause (as defined in his employment agreement) or voluntarily by the named executive officer before their vesting date, and that all unvested RSUs will vest in full if the named executive officer's employment is terminated by the Company without cause (as defined in his employment agreement) or if the named executive officer ceases to be an employee due to death or disability before their vesting date.

        Notwithstanding the above, pursuant to the terms of Mr. Grace's retirement agreement, we agreed, upon Mr. Grace's voluntary retirement, (1) to accelerate the vesting of all of Mr. Grace's RSUs that were outstanding and unvested as of the effective date of his retirement, covering 94,985 shares of our common stock; and (2) to accelerate the vesting of certain of Mr. Grace's options that were outstanding and unvested as of the effective date of his retirement, totaling options to purchase up to 187,867 shares of our common stock at exercise prices ranging from $2.83 to $6.33 per share, and extend the post-termination exercise period for these options to the original termination date for each such option.

        If the Company experiences a "change in control," as defined in the 2006 Plan or the 2016 Plan, as applicable, then (1) the option and RSU awards granted before November 2014 to each named executive officer who remained an executive officer of our Company as of December 31, 2017 and that are outstanding on the date that immediately precedes the change in control will immediately vest in full and, if applicable, become fully exercisable on that date, and (2) each such named executive officer's option and RSU awards granted after November 2014 that are outstanding on the date that immediately precedes the change in control will (A) if such awards are not assumed or replaced by the successor company in the change in control, immediately vest in full and, if applicable, become fully exercisable on the date of the change in control, or (B) if such awards are assumed or replaced by the successor company in the change in control but the named executive officer's employment is terminated by the successor company without cause or by the named executive officer for good reason within 12 months following the change in control (based on the definitions of "cause" and "good reason" in his employment agreement with us), immediately vest in full and, if applicable, become fully exercisable on the date of such termination. For purposes of the tables below, except as otherwise noted for Mr. Grace, no amounts are shown for the vesting of outstanding option awards because all unvested options as of December 31, 2017 had exercise prices that exceeded $2.03 per share, which was the closing price of our common stock on December 29, 2017.

Potential Payments to Each Named Executive Officer

  Andrew J. Littlefair

        The following table shows the potential cash payments or other benefits to be provided to our President and Chief Executive Officer, Andrew J. Littlefair, had a termination and/or a change in control occurred as of December 31, 2017:

Benefit and Payments	Voluntary Termination	Voluntary Termination for Good Reason	Involuntary Without Cause Termination	Failure to Renew Employment Agreement	For-Cause Termination	Change in Control	Voluntary Termination for Good Reason in connection with a Change in Control	Involuntary Without Cause Termination in connection with a Change in Control	Termination Due to Disability	Termination Due to Death
Cash Severance Payment	—	$3,031,951	$3,031,951	$3,031,951	—	—	$5,551,411	$5,551,411	—	—
Continuation of Medical/Welfare Benefits (present value)	—	$19,334	$19,334	$19,334	—	—	$19,334	$19,334	—	—
Vacation Pay	$82,548	$82,548	$82,548	$82,548	$82,548	—	$82,548	$82,548	$82,548	$82,548
PVU Vesting(1)	—	—	—	—	—	—	—	—	$145,906	$145,906
RSU Vesting(2)	—	—	$571,102	$571,102	—	—	$571,102	$571,102	$571,102	$571,102

Total:	$82,548	$3,133,833	$3,704,935	$3,704,935	$82,548	—	$6,224,395	$6,224,395	$2,979,443	$2,979,443

(1)
At December 31, 2017, the Time-Vested Percentage of the 2014 PVUs was 95.83%, or 145,906 shares. The amounts in this row were determined by multiplying the 71,875 shares by $2.03, the closing price of our common stock on December 29, 2017.

(2)
At December 31, 2017, Mr. Littlefair held 281,331 RSUs that had not vested, all of which were granted after November 2014. The amounts in this row were determined by multiplying the unvested RSUs by $2.03, the closing price of our common stock on December 29, 2017.

  Robert M. Vreeland

        The following table shows the potential cash payments or other benefits to be provided to our Chief Financial Officer, Robert M. Vreeland, had a termination and/or a change in control occurred as of December 31, 2017:

Benefit and Payments	Voluntary Termination	Voluntary Termination for Good Reason	Involuntary Without Cause Termination	Failure to Renew Employment Agreement	For-Cause Termination	Change in Control	Voluntary Termination for Good Reason in connection with a Change in Control	Involuntary Without Cause Termination in connection with a Change in Control	Termination Due to Disability	Termination Due to Death
Cash Severance Payment	—	$1,157,718	$1,157,718	$1,157,718	—	—	$1,650,815	$1,650,815	—	—
Continuation of Medical/Welfare Benefits (present value)	—	$7,115	$7,115	$7,115	—	—	$7,115	$7,115	—	—
Vacation Pay	$40,361	$40,361	$40,361	$40,361	$40,361	—	$40,361	$40,361	$40,361	$40,361
RSU Vesting(1)	—	—	$251,424	$251,424	—	—	$251,424	$251,424	$251,424	$251,424

Total:	$40,361	$1,205,194	$1,456,618	$1,456,618	$40,361	—	$1,949,715	$1,949,715	$291,785	$291,785

(1)
At December 31, 2017, Mr. Vreeland held 123,854 RSUs that had not vested, all which were granted after November 2014. The amounts in this row were determined by multiplying the unvested RSUs by $2.03, the closing price of our common stock on December 29, 2017.

  Mitchell W. Pratt

        The following table shows the potential cash payments or other benefits to be provided to our Chief Operating Officer and Corporate Secretary, Mitchell W. Pratt, had a termination and/or a change in control occurred as of December 31, 2017:

Benefit and Payments	Voluntary Termination	Voluntary Termination for Good Reason	Involuntary Without Cause Termination	Failure to Renew Employment Agreement	For-Cause Termination	Change in Control	Voluntary Termination for Good Reason in connection with a Change in Control	Involuntary Without Cause Termination in connection with a Change in Control	Termination Due to Disability	Termination Due to Death
Cash Severance Payment	—	$1,517,808	$1,517,808	$1,517,808	—	—	$2,167,519	$2,167,519	—	—
Continuation of Medical/Welfare Benefits (present value)	—	$14,536	$14,536	$14,536	—	—	$14,536	$14,536	—	—
Vacation Pay	$56,688	$56,688	$56,688	$56,688	$56,688	—	$56,688	$56,688	$56,688	$56,688
PVU Vesting(1)	—	—	—	—	—	—	—	—	$92,408	$92,408
RSU Vesting(2)	—	—	$253,064	$253,064	—	—	$253,064	$253,064	$253,064	$253,064

Total:	$56,688	$1,589,032	$1,842,096	$1,842,096	$56,688	—	$2,491,807	$2,491,807	$1,297,366	$1,297,366

(1)
At December 31, 2017, the Time-Vested Percentage of the 2014 PVUs was 95.83%, or 92,407 shares. The amounts in this row were determined by multiplying the 45,521 shares by $2.03, the closing price of our common stock on December 29, 2017.

(2)
At December 31, 2017, Mr. Pratt held 124,662 RSUs that had not vested, all which were granted after November 2014. The amounts in this row were determined by multiplying the unvested RSUs by $2.03, the closing price of our common stock on December 29, 2017.

  Peter J. Grace

        Mr. Grace voluntarily retired from his employment with our Company effective September 15, 2017. In connection with such retirement and pursuant to the terms of the retirement agreement we entered into with Mr. Grace, we paid or provided to Mr. Grace the following cash payments or other benefits:

Benefit and Payments under Retirement Agreement	Voluntary Retirement
Cash Severance Payment	$1,215,000
Non-Equity Incentive Plan Compensation	$204,196
CNG Vehicle(1)	$15,598
Option Vesting(2)	$145,193
RSU Vesting(2)	$3,284
Continuation of Medical/Welfare Benefits	$8,994
Vacation Pay	$51,923

Total:	$1,644,188

(1)
Reflects the fair value of the CNG vehicle whose title we transferred to Mr. Grace upon his retirement.

(2)
Reflects the aggregate incremental fair value of Mr. Grace's modified option and RSU awards as a result of the acceleration of the vesting of all such awards that were unvested as of the effective date of his retirement and the extension of the post-termination exercise period of all such option awards. Such awards consist of (A) an RSU award granted on February 27, 2015 for 43,500 shares of common stock, 13,200 of which were unvested as of the effective date of his retirement; (B) an RSU award granted on January 5, 2016 for 40,000 shares of our common stock, 26,400 of which were unvested as of the effective date of his retirement; (C) an RSU award granted on January 13, 2017 for 55,385 shares of our common stock, all of which were unvested as of the effective date of his retirement; (D) an option award granted on December 10, 2008 for 18,184 shares of common stock, none of which were unvested as of the effective date of his retirement; (E) an option award granted on January 2, 2009 for 13,747 shares of common stock, none of which were unvested as of the effective date of his retirement; (F) an option award granted on February 27, 2015 for 40,000 shares of common stock, 13,200 of which were unvested as of the effective date of his retirement; (G) an option award granted on January 5, 2016 for 40,000 shares of common stock, 26,400 of which were unvested as of the effective date of his retirement; and (H) an option award granted on January 13, 2017 for 75,936 shares of common stock, all of which were unvested as of the effective date of his retirement. In accordance with FASB ASC 718, the incremental fair value of each such award is calculated as the fair value of the modified award at the date of the modification, less the fair value of the original award at the date of the modification.

  Barclay F. Corbus

        The following table shows the potential cash payments or other benefits to be provided to our Senior Vice President, Strategic Development, Barclay F. Corbus, had a termination and/or a change in control occurred as of December 31, 2017:

Benefit and Payments	Voluntary Termination	Voluntary Termination for Good Reason	Involuntary Without Cause Termination	Failure to Renew Employment Agreement	For-Cause Termination	Change in Control	Voluntary Termination for Good Reason in connection with a Change in Control	Involuntary Without Cause Termination in connection with a Change in Control	Termination Due to Disability	Termination Due to Death
Cash Severance Payment	$0	$1,398,429	$1,398,429	$1,398,429	—	—	$1,997,039	$1,997,039	—	—
Continuation of Medical/Welfare Benefits (present value)	$0	$19,334	$19,334	$19,334	—	—	$19,334	$19,334	—	—
Vacation Pay	$52,229	$52,229	$52,229	$52,229	$52,229	—	$52,229	$52,229	$52,229	$52,229
PVU Vesting(1)	$0	$0	$0	—	—	—	—	—	$72,954	$72,954
RSU Vesting(2)	$0	$0	$187,460	$187,460	—	—	$187,460	$187,460	$187,460	$187,460

Total:	$52,229	$1,469,992	$1,657,452	$1,657,452	$52,229	—	$2,256,062	$2,256,062	$312,643	$312,643

(1)
At December 31, 2017, the Time-Vested Percentage of the 2014 PVUs was 95.83%, or 72,953 shares. The amounts in this row were determined by multiplying the 35,938 shares by $2.03, the closing price of our common stock on December 29, 2017.

(2)
At December 31, 2017, Mr. Corbus held 92,345 RSUs that had not vested, all which were granted after November 2014. The amounts in this row were determined by multiplying the unvested RSUs by $2.03, the closing price of our common stock on December 29, 2017.

Pay Ratio

        We are required by applicable SEC rules to disclose the annual total compensation of our Chief Executive Officer, the median annual total compensation of all of our other employees, and the ratio of these two amounts.

        In determining the median annual total compensation of our employees other than our Chief Executive Officer, we started by preparing a list of all such employees as of December 31, 2017 and each such employee's taxable earnings for 2017 as reflected in our payroll records, which generally consists of salary; regular, hourly, and overtime wages; commissions; bonuses and other miscellaneous earnings. This list includes all of our employees on such date (except solely for our Chief Executive Officer), whether employed on a full-time, part-time, seasonal or temporary basis and wherever located, resulting in 411 employees who are all located in the United States. For any such employees who are permanently employed (in other words, who are not employed on a seasonal or temporary basis) and who joined the Company after January 1, 2017, this list reflects 2017 taxable earnings on an annualized basis. We then ordered the employees in this list based on the amounts of their 2017 taxable earnings, selected the single employee at the midpoint of the re-ordered list, and calculated the amount of this single midpoint employee's annual total compensation using the methodology required by SEC rules for calculating the total compensation of our named executive officers as reported in the Summary Compensation Table above. In order to determine whether the single midpoint employee's compensation had any anomalous characteristics, we then calculated the amount of the annual total compensation, also using the methodology required by SEC rules for calculating the total compensation of our named executive officers as reported in the Summary Compensation Table above, for the six other employees nearest to the single midpoint employee in the re-ordered list, and compared the annual total compensation of all seven of these employees. Based on this comparison, we determined that the single midpoint employee's annual total compensation is not anomalous to other employees with similar compensation levels, and as a result, the amount of the single midpoint employee's annual total compensation, which is $98,100, is considered the median annual total compensation of all of our employees other than our Chief Executive Officer for 2017. Utilizing this amount, as well as the annual total compensation of our Chief Executive Officer for 2017 of $2,307,533 as shown in the Summary

Compensation Table above, we estimate the ratio of the annual total compensation of our Chief Executive Officer to the median annual total compensation of all of our other employees is 23 to 1.

        This pay ratio is a reasonable estimate calculated in a manner consistent with applicable SEC rules. In light of the many different methodologies, exclusions, estimates and assumptions companies are permitted to use in determining an estimate of their respective pay ratios, as well as the differing employment and compensation practices and industry standards that impact these ratios, our estimated pay ratio information may not be comparable to the pay ratio information reported by other companies and we discourage the use of this information as a basis for comparison between companies. Neither our compensation committee nor our management used our pay ratio information in making compensation decisions for 2017 or 2018.

Risks Related to Compensation Policies and Practices

        The compensation committee regularly monitors and considers whether our overall compensation programs, including our executive compensation program, creates incentives for employees to take excessive or unreasonable risks that could materially harm our Company. Although risk-taking is a necessary part of any business, the compensation committee focuses on aligning the Company's compensation policies with the long-term interests of the Company and its stockholders and avoiding short-term rewards for management decisions that could pose long-term risks to the Company. Although a portion of our executive compensation plan is performance-based, which could motivate risk-taking, we do not believe our overall compensation structure encourages excessive or unnecessary risk-taking. We believe our approach to goal-setting, the mix of different types of compensation, payouts at multiple levels of performance, evaluation of performance results, and allowance for compensation committee discretion in determining award types, levels and payouts assist in mitigating these risks, as follows:

  •
  Our compensation structure includes a combination of compensation vehicles, including a competitive base salary and benefits generally available to our employees, equity awards to incentivize long-term performance and align the interests of our employees with those of our stockholders, annual cash bonuses to reward executives for achieving Company objectives, and change in control and post-termination severance benefits to encourage retention of our key executives.

  •
  To discourage excessive or unnecessary risk-taking, for 2017, payouts to each named executive officer under our performance-based cash bonus plan were based on four distinct performance metrics, each with material weighting, as follows: 33% was based on our adjusted EBITDA; 33% was based on the volume of GGEs of natural gas we delivered; 22% was based on the achievement of certain specified strategic initiatives; and 20% was based on our volume margin. Additionally, the compensation committee retains the discretion to increase or decrease payouts under this bonus plan as it deems appropriate.

  •
  To help mitigate risks of overpayment due to fraudulent, intentional or grossly negligent errors, our clawback policy permits us, under certain circumstances, to recover certain cash compensation in the event of a restatement of our financial statements or excess payments of performance-based compensation in the event of a restatement or other adjustment of the performance measures on which the payments are based.

        We further believe that our internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing our Company to a harmful long-term business transaction in exchange for a short-term compensation benefit.

 DIRECTOR COMPENSATION

Overview

        We use cash and equity compensation to attract and retain qualified candidates to serve on our Board. In setting non-employee director compensation, we consider the significant amount of time that our directors spend in fulfilling their duties to our Company, as well as the level of experience and skill required of the members of the Board. We have also awarded compensation to individual non-employee directors or directors serving in certain positions on our Board or its committees in recognition of outstanding service or efforts on the Company's behalf. Further, in setting director compensation, our compensation committee considers that a director's independence may be jeopardized if director compensation and perquisites exceed customary levels, if the Company makes charitable or political contributions to organizations with which a director is affiliated or if the Company enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which a director is affiliated. Directors who are our employees receive no additional compensation for their services as directors.

        In November 2016, the compensation committee conducted a review of our non-employee director compensation. In the course of such review, the committee considered, among other things, a comparative market analysis prepared for the committee by Semler Brossy. As a result of this review, the committee approved the non-employee director compensation program described below for 2017 compensation.

Cash

        For 2017, our non-employee directors received the following cash compensation:

  •
  All of our non-employee directors receive base cash compensation of $60,000 per year;

  •
  Audit committee members (other than the Chairman) receive an additional $2,500 in cash compensation per year in recognition of their additional responsibilities;

  •
  The Chairman of the audit committee receives an additional $10,000 per year in recognition of his additional responsibilities; and

  •
  The Chairman of the Board receives an additional $60,000 per year in recognition of his additional responsibilities.

Equity

        For 2017, each non-employee director received, on the date of the Company's annual meeting of stockholders, a stock award for a number of shares equal to a grant date fair value of approximately $100,000, all of which were fully vested upon grant.

Director Compensation Table

        The following table summarizes the compensation we paid to directors who are not employees of our Company for 2017:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Total ($)
Warren I. Mitchell(3)	120,000	99,998	219,998
John S. Herrington(4)	61,875	99,998	161,873
James C. Miller III(5)	70,000	99,998	169,998
T. Boone Pickens(6)	60,000	99,998	159,998
Kenneth M. Socha(7)	60,000	99,998	159,998
Vincent C. Taormina(8)	61,875	99,998	161,873
James E. O'Connor(9)	60,000	99,998	159,998
Stephen A. Scully(10)	61,875	99,998	161,873

(1)
Andrew J. Littlefair, our President and Chief Executive Officer, is not included in this table because he is an employee of the Company and thus receives no additional compensation for his services as a director. The compensation received by Mr. Littlefair as an employee of the Company is shown in the Summary Compensation Table above.

(2)
On May 24, 2017, each of our non-employee directors was granted an RSU award for 41,493 shares of common stock. The amounts shown in this column represent the grant date fair value of these RSU awards calculated in accordance with FASB ASC 718 (for a discussion regarding the valuation model and assumptions used to calculate the fair value of these awards, see note 12 to the consolidated financial statements included in the Annual Report).

(3)
As of December 31, 2017, Mr. Mitchell had fully vested and outstanding options to purchase the following: 25,977 shares at an exercise price of $5.09; 19,638 shares at an exercise price of $6.33; 20,000 shares at an exercise price of $14.06; 20,000 shares at an exercise price of $13.49; 20,000 shares at an exercise price of $14.22; 25,000 shares at an exercise price of $15.11; 20,000 shares at an exercise price of $13.09; 20,000 shares at an exercise price of $11.93; and 20,000 shares at an exercise price of $5.54. As of December 31, 2017, Mr. Mitchell had fully vested stock awards of 89,118 shares.

(4)
As of December 31, 2017, Mr. Herrington had fully vested and outstanding options to purchase the following: 25,977 shares at an exercise price of $5.09; 19,638 shares at an exercise price of $6.33; 20,000 shares at an exercise price of $14.06; 20,000 shares at an exercise price of $13.49; 20,000 shares at an exercise price of $14.22; 25,000 shares at an exercise price of $15.11; 20,000 shares at an exercise price of $13.09; 20,000 shares at an exercise price of $11.93; and 20,000 shares at an exercise price of $5.54. As of December 31, 2017, Mr. Herrington had fully vested stock awards of 89,118 shares.

(5)
As of December 31, 2017, Mr. Miller had fully vested and outstanding options to purchase the following: 17,145 shares at an exercise price of $5.09; 12,961 shares at an exercise price of $6.33; 20,000 shares at an exercise price of $14.06; 20,000 shares at an exercise price of $13.49; 20,000 shares at an exercise price of $14.22; 25,000 shares at an exercise price of $15.11; 20,000 shares at an exercise price of $13.09; 20,000 shares at an exercise price of $11.93; and 20,000 shares at an exercise price of $5.54. As of December 31, 2017, Mr. Miller had fully vested stock awards of 89,118 shares.

(6)
As of December 31, 2017, Mr. Pickens had fully vested and outstanding options to purchase the following: 113,897 shares at an exercise price of $5.09; 86,103 shares at an exercise price of $6.33; 400,000 shares at an exercise price of $14.06; 20,000 shares at an exercise price of $13.49; 20,000 shares at an exercise price of $14.22; 25,000 shares at an exercise price of $15.11; 20,000 shares at an exercise price of $13.09; 20,000 shares at an exercise price of $11.93; and 20,000 shares at an exercise price of $5.54. As of December 31, 2017, Mr. Pickens had fully vested stock awards of 89,118 shares.

(7)
As of December 31, 2017, Mr. Socha had fully vested and outstanding options to purchase the following: 10,000 shares at an exercise price of $5.09; 19,638 shares at an exercise price of $6.33; 20,000 shares at an exercise price of $14.06; 20,000 shares at an exercise price of $13.49; 20,000 shares at an exercise price of $14.22; 25,000 shares at an exercise price of $15.11; 20,000 shares at an exercise price of $13.09; 20,000 shares at an exercise price of $11.93; and 20,000 shares at an exercise price of $5.54. As of December 31, 2017, Mr. Socha had fully vested stock awards of 89,118 shares.

(8)
As of December 31, 2017, Mr. Taormina had fully vested and outstanding options to purchase the following: 25,000 shares at an exercise price of $14.43; 25,977 shares at an exercise price of $5.09; 19,638 shares at an exercise price of $6.33; 20,000 shares at an exercise price of $14.06; 20,000 shares at an exercise price of $13.49; 20,000 shares at an exercise price of $14.22; 25,000 shares at an exercise price of $15.11; 20,000 shares at an exercise price of $13.09; 20,000 shares at an exercise price of $11.93; and 20,000 shares at an exercise price of $5.54. As of December 31, 2017, Mr. Taormina had fully vested stock awards of 89,118 shares.

(9)
As of December 31, 2017, Mr. O'Connor had fully vested and outstanding options to purchase the following: 25,000 shares at an exercise price of $15.11; 20,000 shares at an exercise price of $13.09; 20,000 shares at an exercise price of $11.93; and 20,000 shares at an exercise price of $5.54. As of December 31, 2017, Mr. O'Connor had fully vested stock awards of 89,118 shares.

(10)
As of December 31, 2017, Mr. Scully had fully vested and outstanding options to purchase the following: 20,000 shares at an exercise price of $11.93; and 20,000 shares at an exercise price of $5.54. As of December 31, 2017, Mr. Scully had fully vested stock awards of 89,118 shares.

EQUITY COMPENSATION PLANS

        The Company currently maintains, or has in the past maintained, the following three equity compensation plans: the 2006 Plan, the 2016 Plan and the ESPP, each of which is described below.

2006 Plan

        Our 2006 Plan was initially adopted by our Board and approved by our stockholders in December 2006. Upon the approval by our stockholders of the 2016 Plan in May 2016, the share reserve that was then available for grant under the 2006 Plan was cancelled and all grants of awards since then have been made under the 2016 Plan. If any outstanding award under the 2006 Plan expires or is cancelled, the shares allocable to the unexercised or unsettled portion of that award will be added to the share reserve under the 2016 Plan and will be available for grant under the 2016 Plan. The terms of the 2016 Plan are described under "2016 Plan" below.

  Share Limit

        No participant in the 2006 Plan can receive option grants, stock appreciation rights or stock awards for more than 2,000,000 shares total in any calendar year, or for more than 4,000,000 shares total in connection with the participant's initial service.

  Administration

        The 2006 Plan is to be administered by our Board or the compensation committee of the Board. In the case of options intended to qualify as "performance-based compensation" within the meaning of Section 162(m), the administrator of the plan will consist of two or more outside directors within the meaning of Section 162(m). The administrator has the authority, in its sole discretion:

  •
  To select the recipients to whom options, stock awards, stock appreciation rights and cash awards may, from time to time, be granted under the 2006 Plan,

  •
  To determine whether and to what extent options, stock awards, stock appreciation rights and cash awards are granted under the 2006 Plan,

  •
  To determine the number of shares that are covered by options, stock awards, and stock appreciation rights and the terms of the related agreements,

  •
  To determine the terms and conditions of any options, stock awards and stock appreciation rights, including exercise price, the method of payment of the exercise price, term, vesting and whether an option is a non-statutory stock option or an incentive stock option, and

  •
  To construe and interpret the terms of the 2006 Plan and agreements and other documentation related to the 2006 Plan.

  Eligibility

        The 2006 Plan provides for the grant of options to purchase shares of common stock, stock awards, stock appreciation rights and cash awards. Incentive stock options may be granted only to employees. Non-statutory stock options and other stock-based awards may be granted to employees, non-employee directors, advisors and consultants.

  Vesting

        Although the 2006 Plan provides the administrator with the discretion to determine the vesting schedule, options (other than the initial option grants) and stock awards (other than initial stock awards) granted under the 2006 Plan generally vest over three years, at a rate of 34%, 33%, and 33% per year, respectively, if the grantee is then in service to the Company.

  Adjustments Upon Change in Control

        The 2006 Plan provides that in the event of a "change in control," as defined in the 2006 Plan, all awards outstanding on the date that immediately precedes the change in control will become immediately exercisable on that date, unless otherwise expressly provided in the award agreement.

  Amendment and Termination

        The 2006 Plan terminates 10 years after its initial adoption, unless earlier terminated by the Board. The Board or the compensation committee may amend or terminate the plan at any time, subject to stockholder approval where required by applicable law. Any amendment or termination may not impair the rights of holders of outstanding awards without their consent.

2016 Plan

        The 2016 Plan was adopted by our Board in February 2016 and approved by our stockholders in May 2016. Under the 2016 Plan, at December 31, 2017, 10,607,640 shares of common stock were authorized for issuance and 4,823,956 shares were available for grants of future awards.

  Authorized Shares; Limits on Awards.

        The maximum number of shares of the Company's common stock that may be issued or transferred pursuant to awards under the 2016 Plan equals the sum of: (1) 6,050,000 shares, plus (2) the number of any shares subject to stock options granted under our predecessor equity incentive plans, including the 2006 Plan, and outstanding as of the date of adoption of the 2016 Plan and that expire, or for any reason are cancelled or terminated, after such date without being exercised, plus (3) the number of any shares subject to restricted stock and restricted stock unit awards granted under our predecessor equity incentive plans, including the 2006 Plan, that are outstanding and unvested as of the date of adoption of the 2016 Plan and that are forfeited, terminated, cancelled, or otherwise reacquired after such date without having become vested (such total number of shares, the "Share Limit"). As of April 10, 2018, approximately 7,773,963 shares were subject to awards then outstanding under our predecessor equity incentive plans. As noted above, no additional awards have been or will be granted under the 2006 Plan or any other predecessor equity incentive plans following the date of adoption of the 2016 Plan.

        Shares issued in respect of any "full-value" award granted under the 2016 Plan will be counted against the Share Limit as 1.5 shares for every one share actually issued in connection with the award. For example, if the Company granted a bonus of 100 shares of its common stock under the 2016 Plan, 150 shares would be counted against the Share Limit with respect to that award. For this purpose, a "full-value" award generally means any award granted under the 2016 Plan other than a stock option or stock appreciation right ("SAR").

        The following other limits are also contained in the 2016 Plan:

  •
  The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 6,050,000 shares;

  •
  The maximum number of shares subject to those options and SARs that are granted under the plan during any one calendar year to any one individual is 2,000,000 shares;

  •
  The maximum number of shares subject to all awards that are granted under the plan during any one calendar year to any one individual is 2,000,000 shares;

  •
  The maximum grant date fair value for awards granted to a non-employee director under the 2016 Plan during any one calendar year is $400,000, except that this limit will be $600,000 as to (1) a non-employee independent director who is serving as the Chairman of the Board or the lead independent director (if there is one) at the time the applicable grant is made or (2) any new non-employee director for the calendar year in which the non-employee director is first elected or appointed to the Board. For purposes of this limit, the "grant date fair value" of an award means the value of the award on the date of grant of the award determined using the equity award valuation principles applied in the Company's financial reporting. This limit does not apply to, and will be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Company or one of its subsidiaries. This limit applies on an individual basis and not on an aggregate basis to all non-employee directors as a group; and

  •
  The maximum number of shares subject to awards granted with performance-based vesting requirements and intended to qualify as performance-based awards within the meaning of

    Section 162(m) ("Qualified Performance-Based Awards") granted during any one calendar year to any one participant (including Qualified Performance-Based Awards payable in shares and Qualified Performance-Based Awards payable in cash upon or following vesting of the award where the amount of such payment is determined with reference to the fair market value of a share at such time) is 2,000,000 shares (counting such shares on a one-for-one basis for this purpose). The maximum amount that may be paid to any one participant in respect of all Qualified Performance-Based Awards payable only in cash (other than the cash awards referred to in the preceding sentence) and granted to that participant in any one calendar year is $3,000,000.

        For purposes of determining the Share Limit, the 2016 Plan provides as follows:

  •
  Except as described below, shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2016 Plan will not be counted against the Share Limit and will again be available for subsequent awards under the 2016 Plan;

  •
  Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award under the 2016 Plan (whether a stock option, SAR or other "full-value" award), as well as any shares exchanged by a participant or withheld by the Company or one of its subsidiaries to satisfy the tax withholding obligations related to any award (whether a stock option, SAR or other "full-value" award), will be counted against the Share Limit and will not be available for subsequent awards under the 2016 Plan;

  •
  Any shares repurchased with the proceeds of any option exercise price shall not be available for awards under the 2016 Plan;

  •
  To the extent that shares are delivered pursuant to the exercise of a stock appreciation right granted under the 2016 Plan, the number of underlying shares as to which the exercise related will be counted against the Share Limit (for purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares will be charged against the Share Limit with respect to such exercise);

  •
  Shares that are exchanged by a participant or withheld by the Company after the date of adoption of the 2016 Plan as full or partial payment in connection with any award granted under our predecessor equity incentive plans, as well as any shares exchanged by a participant or withheld by the Company after the date of adoption of the 2016 Plan to satisfy the tax withholding obligations related to any award granted under our predecessor equity incentive plans, will not be available for new awards under the 2016 Plan;

  •
  To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the Share Limit and will again be available for subsequent awards under the 2016 Plan;

  •
  In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award will be counted against the Share Limit (for purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 75 shares (after giving effect to the "full-value" award premium counting rules) will be counted against the Share Limit);

  •
  Except as otherwise provided by the administrator of the 2016 Plan, shares delivered in respect of dividend equivalent rights will not count against any individual award limit under the 2016 Plan other than the aggregate Share Limit;

  •
  Shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2016 Plan; and

  •
  The Company may not increase the applicable share limits of the 2016 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).

  Administration

        Our Board has delegated general administrative authority for the 2016 Plan to the compensation committee. The committee may delegate some or all of its authority with respect to the 2016 Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more officers of the Company.

        The administrator has broad authority under the 2016 Plan, including, without limitation, the authority:

  •
  To select eligible participants and determine the type(s) of award(s) that they are to receive;

  •
  To grant awards and determine the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and, in the case of share-based awards, the number of shares to be offered or awarded;

  •
  Subject to the minimum vesting requirements set forth below, to determine any applicable vesting and exercise conditions for awards (including any applicable performance-based vesting or exercisability conditions), and the extent to which such conditions have been satisfied, or determine that no delayed vesting or exercise is required, and to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

  •
  To cancel, modify, or waive the Company's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

  •
  Subject to the other provisions of the 2016 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;

  •
  To determine the method of payment of any purchase price for an award or shares of the Company's common stock delivered under the 2016 Plan, as well as any tax-related items with respect to an award, which may be in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company's common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the administrator may authorize, or any other form permitted by law;

  •
  To modify the terms and conditions of any award, establish sub-plans and agreements and determine different terms and conditions that the administrator deems necessary or advisable to comply with laws in the countries where the Company or one of its subsidiaries operates or where one or more eligible participants reside or provide services;

  •
  To approve the form of any award agreements used under the 2016 Plan; and

  •
  To construe and interpret the 2016 Plan, make rules for the administration of the 2016 Plan, and make all other determinations necessary or advisable for the administration of the 2016 Plan.

  Eligibility

        Persons eligible to receive awards under the 2016 Plan include officers or other employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries. As of December 31, 2017, 431 officers and other employees of the Company and its subsidiaries (including all of the Company's named executive officers), and each of the Company's eight non-employee directors, are considered eligible under the 2016 Plan.

  Vesting

        All awards granted under the 2016 Plan are generally subject to a minimum vesting requirement of one year and no portion of any award may vest earlier than the first anniversary of the grant date of the award. This minimum vesting requirement does not apply to 5% of the total number of shares under the 2016 Plan and does not limit or restrict the administrator's discretion to accelerate the vesting of any award in circumstances it determines to be appropriate. Although the 2016 Plan provides the administrator with the discretion to determine vesting conditions, we expect that options (other than the initial option grants) and stock awards (other than initial stock awards) granted under the 2016 Plan will generally vest over three years, at a rate of 34%, 33%, and 33% per year, respectively, if the grantee is then in service to the Company.

  Assumption or Adjustments Upon Change in Control

        If an event occurs in which the Company does not survive (or does not survive as a public company in respect of its common stock), including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Company, awards then-outstanding under the 2016 Plan will not automatically become fully vested pursuant to the provisions of the 2016 Plan so long as such awards are assumed, substituted for or otherwise continued. However, if awards then-outstanding under the 2016 Plan are to be terminated in such circumstances (without being assumed or substituted for), such awards would generally become fully vested, subject to any exceptions that the administrator may provide for in an applicable award agreement (such as for awards subject to performance-based vesting requirements). The administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2016 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event or in connection with a termination of the award holder's employment.

  Amendment and Termination

        The Board may amend or terminate the 2016 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or deemed necessary or advisable by the Board. Unless terminated earlier by the Board and subject to any extension that may be approved by stockholders, the authority to grant new awards under the 2016 Plan will terminate on February 15, 2026. Outstanding awards, as well as the administrator's authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Employee Stock Purchase Plan

        The ESPP was adopted by the Board in February 2013 and approved by our stockholders in May 2013. Under the ESPP, eligible employees may authorize payroll deductions of eligible compensation for the purchase of common stock during each purchase period.

  Administration

        The compensation committee serves as the administrator of the ESPP, and as such has full authority to adopt such rules and procedures as it may deem necessary for proper plan administration and to interpret the provisions of the ESPP.

  Shares Available Under the ESPP

        A total of 2,500,000 shares of common stock are authorized for purchase over the term of the ESPP, subject to adjustment in the event of a stock split, stock dividend, combination or reclassification or similar event.

  Offering Periods

        The ESPP is implemented through two offering periods per calendar year, with each offering period lasting six months. The administrator of the ESPP may alter the duration of future offering periods in advance without stockholder approval. Each participant is granted a separate purchase right to purchase shares of common stock for each offering period in which he or she participates. Purchase rights under the ESPP are granted on the start date of each offering period in which the participant participates and are automatically exercised on the last day of the offering period. Each purchase right entitles the participant to purchase the whole number of shares of common stock obtained by dividing the participant's payroll deductions for the offering period by the purchase price in effect for such period.

  Eligibility

        Except as described in this paragraph with respect to certain foreign employees, all employees of the Company and its subsidiaries are eligible to participate in the ESPP, except that the ESPP administrator may exclude from an offering period any individual who is regularly expected to work less than twenty hours per week or less than five months per calendar year in the employ of the Company or any subsidiary, or has not been employed for such continuous period as the ESPP administrator may require (not to exceed two years). An eligible employee may only join an offering period on the start date of that period. Subsidiaries include any subsidiary corporation of the Company, whether now existing or hereafter organized, which elects, with the approval of the ESPP administrator, to extend the benefits of the ESPP to their eligible employees. Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether he or she is also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code) are ineligible to participate in the ESPP if his or her participation is prohibited under the laws of the applicable non-U.S. jurisdiction or if complying with the laws of the applicable non-U.S. jurisdiction would cause the ESPP or an offering to violate Section 423 of the Code.

  Purchase Provisions

        Each participant in the ESPP may authorize periodic payroll deductions that may not exceed the lesser of (i) 10% of his or her compensation, which is defined in the ESPP to include his or her regular base salary in effect at the beginning of the offering period, exclusive of any payments for overtime, bonuses, annual awards, other incentive payments, reimbursements of expense allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation, or contributions (other than contributions under a 401(k) or cafeteria plan) and (ii) such lesser amount determined by the administrator of the ESPP per offering period. A participant may increase or reduce his or her rate of payroll deductions during an offering period. On the last day of each offering period, the accumulated payroll deductions of each participant are automatically applied to the purchase of shares of common stock at the purchase price in effect for that period.

  Purchase Price

        The purchase price per share at which common stock is purchased on the participant's behalf for each offering period is equal to 85% of the fair market value per share of the common stock on the last day of the offering period.

  Valuation

        The fair market value of the common stock on a given date is the closing sales price of the common stock on the Nasdaq Global Select Market as of such date.

  Special Limitations

        The ESPP imposes certain limitations on a participant's right to acquire common stock, including the following limitations:

  •
  No purchase right may be granted to any individual who owns stock (including stock purchasable under any outstanding options or purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

  •
  No purchase right granted to a participant may permit such individual to purchase common stock at a rate greater than $25,000 worth of such common stock (valued at the time such purchase right is granted) for each calendar year.

  Termination of Purchase Rights

        A participant's purchase right immediately terminates upon such participant's loss of eligible employee status, and his or her accumulated payroll deductions for the offering period in which the purchase right terminates are refunded. A participant may withdraw from an offering period by giving advance notice before the end of that period and his or her accumulated payroll for the offering period in which withdrawal occurs shall be refunded.

  Assignability

        The purchase rights are not assignable or transferable (other than by will or the laws of descent and distribution) and are exercisable only by the participant.

  Corporate Transaction

        In the event of the proposed dissolution or liquidation of the Company, the then-current offering period will terminate immediately before the consummation of such dissolution or liquidation, unless otherwise provided by the ESPP administrator. In the event of "corporate transaction," as defined in the ESPP, during an offering period, all outstanding purchase rights shall be assumed by the successor corporation (or a parent or subsidiary thereof), unless the ESPP administrator determines, in its sole discretion, to shorten the offering period then in-effect to a new purchase date. If the ESPP administrator shortens the offering period then in progress to a new purchase date, the ESPP administrator will provide notice to each participant that (i) his or her purchase right will be automatically exercised on the new purchase date or (ii) the Company will pay to him or her, on the new purchase date, cash, cash equivalents, or property as determined by the ESPP administrator that is equal to the difference in the fair market value of the shares of common stock covered by his or her purchase right and the purchase price due had the purchase right been automatically exercised on the new purchase date.

  Changes in Capitalization

        In the event any change is made to the outstanding shares of common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number of securities issuable under the ESPP, including the maximum number of securities issuable per participant on any one purchase date and (ii) the number of securities subject to each outstanding purchase right and the purchase price payable per share thereunder.

  Amendment and Termination

        The administrator of the ESPP may at any time terminate or amend the ESPP. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law), the Company shall obtain stockholder approval in such a manner and to such a degree as may be required. The ESPP will terminate upon the earlier to occur of (i) 10 years following the date of the original adoption of the ESPP or (ii) the date on which all purchase rights are exercised in connection with a Corporate Transaction.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table summarizes information about compensation plans under which our equity securities are authorized for issuance as of December 31, 2017:

	Equity Compensation Plan Information
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders	10,446,466	(1)	$9.62	(2)	7,004,496	(3)
Equity compensation plans not approved by security holders	—		—		—

Total	10,446,466		$9.62		7,004,496

(1)
Of these shares, 7,519,982 were subject to options then outstanding under the 2006 Plan, 869,626 were subject to RSUs then outstanding under the 2006 Plan, 1,093,872 were subject to options then outstanding under the 2016 Plan, and 962,986 were subject to RSUs then outstanding under the 2016 Plan. The Company's authority to grant new awards under the 2006 Plan terminated upon the adoption of the 2016 Plan in May 2016.

This total includes 334,500 shares subject to performance-based vesting requirements based on achieving the maximum level of performance. The actual number of shares to be issued with respect to these performance-based awards will vary depending on the applicable level of performance achieved, with such number ranging from zero to the maximum level indicated.

(2)
This weighted-average exercise price does not reflect 2,314,105 shares that will be issued upon the settlement of outstanding RSUs.

(3)
Represents (a) 4,823,956 shares available for future issuance under the 2016 Plan as of December 31, 2017, and (b) 2,180,540 shares available for future issuance under the ESPP, excluding 119,576 shares that were subject to purchase under the ESPP during the purchase period ended December 31, 2017. Shares available under the 2016 Plan may be used for any type of award authorized in that plan, as described under "2016 Plan" above.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

2017 Related Party Transactions

        Except as described below, since January 1, 2017, there has not been, nor is there currently proposed, any transaction or series of similar transactions in which were or are to be a participant, in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of our common stock or any immediate family member of any of the foregoing had or will have a direct or indirect material interest. This does not include employment compensation or compensation for Board service, which are described elsewhere in this Proxy Statement.

        In November 2014, we entered into a sublease with Mr. Pickens ("Sublease"), pursuant to which we occupy, as the sublessee under the Sublease, 3,769 square feet of office space located in Dallas, Texas and leased by Mr. Pickens. The Sublease terminates in November 2019 and provides that we will pay the following approximate amounts for rent, operating expenses and electric utilities in each remaining year of such term: $142,000 from November 2016 to November 2017; $145,000 from November 2017 to November 2018 and $147,000 from November 2018 to November 2019. In May 2016, we agreed to sublease an additional 3,162 square feet of adjacent space from Mr. Pickens (the "Sublease Amendment"). We pay approximately $99,000 per year for rent, operating expenses and electric utilities for the space subject to the Sublease Amendment.

        In February 2017, we signed and closed a negotiated note repurchase agreement with Mr. Pickens, pursuant to which we purchased from Mr. Pickens the 7.5% convertible note due July 2018 having an outstanding principal amount of $25.0 million we had previously issued to Mr. Pickens (the "Note"). We paid to Mr. Pickens a cash purchase price of $21.75 million for the Note, reflecting a 13% discount on the outstanding principal amount of the Note (the "Note Repurchase"). We offered to purchase the other outstanding 7.5% Convertible Notes due July 2018, which have an aggregate outstanding principal amount of $25.0 million, from the holders of such notes on the same terms and for the same purchase price, but such holders declined to participate in the note repurchase transaction.

        In November 2017, Mr. Pickens transferred to third parties all remaining $40.0 million in principal amount of his 7.5% convertible notes due July 2019 and June 2020 (the "Notes Transfer"). We participated in the Notes Transfer for the sole purpose of consenting to the transfer.

Policies and Procedures for Related Party Transactions

        Our audit committee charter requires that all related party transactions, as defined in applicable SEC rules, be reviewed and approved by our audit committee, in accordance with applicable Nasdaq rules. When evaluating any such transaction, our audit committee focuses on whether the terms of the transaction are at least as favorable to us as terms we would receive on an arm's-length basis from an unaffiliated third party. These policies and procedures for approving related party transactions are set forth in our written audit committee charter, which was adopted in September 2006 and most recently re-approved by our audit committee in October 2017. The Sublease, Sublease Amendment and the Note Repurchase were each reviewed and approved by the audit committee due to the involvement of one of our directors, Mr. T. Boone Pickens.

 AUDIT COMMITTEE REPORT

        The audit committee is responsible for overseeing our accounting, auditing and financial reporting practices on behalf of the Board. Management is responsible for the preparation and presentation of our consolidated financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Our independent registered public accounting firm is responsible for expressing an opinion on our consolidated financial statements and an opinion on our internal control over financial reporting.

        In performing its responsibilities, the audit committee has reviewed and discussed, with management and KPMG LLP, our independent registered public accounting firm, the audited consolidated financial statements included in the Annual Report. The audit committee has also discussed with KPMG LLP the matters required to be discussed by Auditing Standards No. 16, "Communications with Audit Committees."

        Additionally, the audit committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board (United States) regarding KPMG LLP's communication with the audit committee concerning independence, and has discussed with KPMG LLP its independence.

        Based on the reviews and discussions referred to above, the audit committee recommended to the Board that the audited consolidated financial statements of Clean Energy Fuels Corp. be included in our annual report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

Audit Committee: James C. Miller III, Chairman John S. Herrington Stephen A. Scully Vincent C. Taormina

        This audit committee report shall not be deemed to be "soliciting material," or to be "filed" with the SEC or subject to Regulation 14A or 14C under the Exchange Act, other than as provided by applicable SEC rules, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. This audit committee report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

 OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file reports of ownership of our common stock and changes in such ownership with the SEC. Based solely on a review of these reports furnished to us and written representations that no other reports were required, we believe these persons complied with all applicable Section 16(a) filing requirements in 2017, except that Mr. Miller filed one late report on Form 4 with respect to a purchase of shares of our common stock in November 2017.

Stockholder Proposals for 2019 Annual Meeting

Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials

        Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2019 annual meeting of stockholders and considered for inclusion in our proxy materials for that meeting must be received by us no later than December 15, 2018 if our 2019 annual meeting is held between April 30, 2019 and June 29, 2019 or, if our 2019 annual meeting is not held within these dates, a reasonable time before we begin to print and send our proxy materials for the meeting. Additionally, our amended and restated bylaws provide that a stockholder must have given timely written notice to us of any proposal that is sought to be considered for inclusion in our proxy materials. To be timely for our 2019 annual meeting of stockholders, a stockholder's written notice must be delivered to or mailed and received by our Corporate Secretary at the address of our principal executive offices no earlier than October 22, 2018 and no later than December 21, 2018 if our 2019 annual meeting is held between April 30, 2019 and June 29, 2019 or, if our 2019 annual meeting is not held within these dates, no later than the close of business on the later of (1) the 90th day before the date of our 2019 annual meeting or (2) the 10th day following the date on which we first make public announcement of the date of our 2019 annual meeting. A stockholder's notice to us must also comply with all other requirements of Rule 14a-8 in all respects, including delivery of proof of ownership of our common stock in accordance with Rule 14a-8(b)(2), and must set forth, as to each proposal the stockholders seeks to bring before the meeting, all of the information required by our amended and restated bylaws.

Director Nominations or Stockholder Proposals to be Brought Before an Annual Meeting But Not Included in Our Proxy Materials

        Our amended and restated bylaws provide that, for stockholder nominations of directors or other proposals to be considered at an annual meeting but not sought to be included in our proxy materials for the meeting, the stockholder must have given timely written notice of the nomination or proposal to us. To be timely for our 2019 annual meeting of stockholders, a stockholder's notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between March 1, 2019 and March 31, 2019 if our 2019 annual meeting is held between April 30, 2019 and June 29, 2019 or, if our 2019 annual meeting is not held within these dates, between the 60th day and the 90th day before the date the meeting is held or, if we first publicly announce the date of the meeting less than 70 days before the date of the meeting, no later than the 10th day following the date on which such public announcement is made. A stockholder's notice to the Company must set forth, as to each director nominee or other proposal the stockholder proposes to bring before our 2019 annual meeting, all of the information required by our amended and restated bylaws, as described under "Corporate Governance—Director Nominations" above. We will not entertain any director nominations or other proposals at the Annual Meeting or at our 2019 annual meeting that do not meet the requirements set forth in our amended and restated bylaws. If we comply and the stockholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such director nomination or other stockholder proposal.

Other Business at the Annual Meeting

        We know of no other matters to be submitted at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the individuals we have designated as proxies for the Annual Meeting will have discretionary authority to vote for or against any such matter. It is the intention of such individuals to vote the shares represented by proxy at the Annual Meeting in accordance with their judgment.

More Information About the Company

        For more information about the Company, please refer to our Annual Report, which accompanies this Proxy Statement. Our annual report on Form 10-K for the year ended December 31, 2017, which is a part of the Annual Report, was filed with the SEC on March 13, 2018, and is accessible on our website at http://investors.cleanenergyfuels.com/financial-information/annual-reports. You may also obtain a copy of the Annual Report by sending a written request to the attention of Investor Relations at the address of our principal executive offices.

By order of the Board,

MITCHELL W. PRATT Corporate Secretary

CLEAN ENERGY FUELS CORP. 4675 MACARTHUR COURT, SUITE 800 NEWPORT BEACH, CA 92660

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have this proxy card in hand when you access the web site and then follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CLNE2018

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have this proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date this proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E43001-P06424	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CLEAN ENERGY FUELS CORP.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR ALL of the director nominees in proposal 1.
1. Election of Directors	☐	☐	☐
Nominees:
01) Andrew J. Littlefair	06) T. Boone Pickens
02) Warren I. Mitchell	07) Stephen A. Scully
03) John S. Herrington	08) Kenneth M. Socha
04) James C. Miller III	09) Vincent C. Taormina
05) James E. O'Connor

The Board of Directors recommends you vote FOR proposals 2 and 3.					For	Against	Abstain

2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.					☐	☐	☐

3. Approval, on an advisory, non-binding basis, of our executive compensation.					☐	☐	☐

NOTE: To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

Authorized Signatures. This section must be completed for your vote to be counted. Date and sign below. Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

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E43002-P06424

2018 Proxy - Clean Energy Fuels Corp.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I hereby appoint Stephen A. Scully and Andrew J. Littlefair, or either of them, as proxies, with power of substitution to each, to vote all shares of common stock that I am entitled to vote at the Annual Meeting of Stockholders of Clean Energy Fuels Corp. to be held on Wednesday, May 30, 2018 at 9:00 a.m. PDT, or at any adjournment or postponement thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present at the Annual Meeting and voting such shares. My appointed proxies are authorized in their discretion to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR ALL" NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE APPOINTED PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

If you vote by phone or Internet, please do not mail your proxy card.

Thank You For Voting

(CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)